  As filed with the Securities and Exchange Commission on September 24, 1999

                                            Registration Nos. 333-82443-01

                                                                    333-82443

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST
                 (Issuer with respect to Offered Certificates)

                      GREEN TREE FLOORPLAN FUNDING CORP.
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)
        Delaware                    6189                    41-1823871
     (State or other          (Primary Standard          (I.R.S. Employer
     jurisdiction of             Industrial             Identification No.)
    incorporation or         Classification Code
      organization)                Number)

                              500 Landmark Towers
            345 St. Peter Street, Saint Paul, Minnesota 55102-1639
                                (651) 293-3400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Brian F. Corey, Esq.
                             1100 Landmark Towers
            345 St. Peter Street, Saint Paul, Minnesota 55102-1639
                                (651) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
          Charles F. Sawyer                        Renwick D. Martin
        Dorsey & Whitney LLP                       Brown & Wood LLP
       220 South Sixth Street                   One World Trade Center
    Minneapolis, Minnesota 55402               New York, New York 10048
           (612) 343-7986                           (212) 839-5300

   Approximate date of commencement of proposed sale of securities to the public: On or after the effective date of the registration statement, as determined by market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offer. [_]     .
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [_]     .
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
                                                Proposed         Proposed
                                                Maximum          Maximum        Amount of
    Title of Each Class of      Amount to be Offering Price Aggregate Offering Registration
  Securities to Be Registered    Registered   Per Unit(1)        Price(1)          Fee
-------------------------------------------------------------------------------------------
Class A Certificates........... $605,500,000      100%         $605,500,000    $168,329(2)
-------------------------------------------------------------------------------------------
Class B Certificates........... $ 31,500,000      100%         $ 31,500,000    $  8,757(3)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.

(2) Of this amount, $139 has been previously paid and $168,190 is being paid herewith.

(3) Of this amount, $139 has been previously paid and $8,618 is being paid herewith.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+Information contained in this prospectus is not complete and may be changed. + +We may not sell these securities until the registration statement filed with + +the Securities and Exchange Commission is effective. This prospectus is not + +an offer to sell these securities, and it is not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              Subject to Completion, dated September 24, 1999

PROSPECTUS

                               $637,000,000

                       [LOGO OF GREEN TREE APPEARS HERE]

                 Green Tree Floorplan Receivables Master Trust

   $605,500,000 Floating Rate Floorplan Receivable Trust Certificates, Series
                              1999-1, Class A

  $31,500,000 Floating Rate Floorplan Receivable Trust Certificates, Series
                             1999-1, Class B

                       Green Tree Floorplan Funding Corp.
                                   Transferor

                        Green Tree Financial Corporation
                                    Servicer

    Before investing in the certificates, you should read the information under "Risk Factors" beginning on page 10.

    The certificates represent interests in the trust only and are not interests in or obligations of any other entity.

                 Underwriting Proceeds to    Scheduled
           Price  Discounts   Transferor  Payment Date(1)      Interest Rate
----------------------------------------------------------------------------------
  Class A    %          0.20%      %       November 13,   Lesser of (a) LIBOR plus
                                               2002        % per annum and (b) net
                                                          receivables rate
----------------------------------------------------------------------------------
  Class B    %          0.30%      %       December 13,   Lesser of (a) LIBOR plus
                                               2002        % per annum and (b) net
                                                          receivables rate
----------------------------------------------------------------------------------
  Total    $        $            $

-----

(1) Under some circumstances, you may receive principal distributions before or after the Scheduled Payment Date specified above.

    The certificates will be delivered in book-entry form only on or about October , 1999.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 Underwriters of the Class A Certificates

Merrill Lynch & Co.

               Deutsche Banc Alex. Brown
                                                          J.P. Morgan & Co.

                  Underwriter of the Class B Certificates

                            Merrill Lynch & Co.

                            September  , 1999

Content of Prospectus

      You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

      We include cross-references in this document to captions in this document where you can find further related discussions. The Table of Contents on pages 3 and 4 of this document provides the pages on which these captions are located.

      You can find a listing of pages where capitalized terms used in this document are defined under the caption "Index of Principal Terms" beginning on page 123 in this document.

      Investors and their representatives who receive an electronic prospectus can receive a paper prospectus, without charge, by contacting the underwriters.

Limitations on Offers or Solicitations

      We do not intend this document to be an offer or solicitation:

    (A) if used in a jurisdiction in which such offer or solicitation is not authorized;

    (B) if the person making such offer or solicitation is not qualified to do so; or

    (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

Transactions That May Affect the Price of the Certificates

      The underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the certificates. Those transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting" herein.

                               TABLE OF CONTENTS

SUMMARY OF TERMS............................................................   5
 Offered Certificates.......................................................   5
 Issuer.....................................................................   5
 Transferor.................................................................   5
 Servicer...................................................................   5
 Trustee....................................................................   5
 Closing Date...............................................................   5
 Trust Assets...............................................................   5
 Series 1999-1 and Other Series.............................................   6
 Distribution Dates.........................................................   6
 Interest...................................................................   6
 Principal..................................................................   6
 Priority of Application of Collections and Allocation of Losses............   7
 Credit Enhancement.........................................................   7
 Optional Repurchase........................................................   8
 Tax Status.................................................................   8
 ERISA Considerations.......................................................   8
 Ratings....................................................................   8
 Address and Telephone Numbers..............................................   9
 Listing....................................................................   9
RISK FACTORS................................................................  10
THE TRUST...................................................................  21
THE TRANSFEROR..............................................................  21
GREEN TREE FINANCIAL CORPORATION AND ITS COMMERCIAL LENDING DIVISION........  22
 Recent Developments........................................................  22
 Commercial Lending Division--General.......................................  23
 Floorplan Receivables--General.............................................  23
 Floorplan Agreements With Manufacturers....................................  23
 Floorplan Credit Underwriting Process......................................  24
 Creation of Floorplan Receivables..........................................  24
 Floorplan Payment Terms....................................................  25
 Floorplan Billing Procedures...............................................  25
 Floorplan Dealer Monitoring................................................  26
 Participations in Floorplan Receivables....................................  26
 Participation Arrangements.................................................  26
 Asset-Based Receivables....................................................  27
 Realization on the Receivables.............................................  28
THE RECEIVABLES.............................................................  29
 Eligible Receivables and Eligible Accounts.................................  29
THE ACCOUNTS................................................................  32
 General....................................................................  32
 Description of Green Tree's Portfolio......................................  32
 Yield Information..........................................................  34
 Major Customers; Major Manufacturers.......................................  34
 Delinquency Experience.....................................................  35
 Loss Experience............................................................  35
 Aging Experience...........................................................  36
MATURITY CONSIDERATIONS.....................................................  37

USE OF PROCEEDS.............................................................  41
DESCRIPTION OF THE OFFERED CERTIFICATES.....................................  41
 General....................................................................  42
 Book-Entry Registration....................................................  43
 Definitive Certificates....................................................  47
 Replacement of Definitive Certificates.....................................  49
 Interest Payments..........................................................  49
 Principal Payments.........................................................  51
 Extension of Initial Principal Payment Date................................  52
 Postponement of Controlled Accumulation Period.............................  53
 Interest Collections; Principal Collections................................  53
 Subordination of the Class B Certificates..................................  54
 Transfer and Assignment of Receivables and Collateral Security.............  55
 Exchanges; Creation of New Series..........................................  56
 Representations and Warranties.............................................  59
 Addition of Accounts.......................................................  64
 Removal of Accounts........................................................  66
 Trust Accounts.............................................................  67
 Excess Funding Account.....................................................  68
 Pre-Funding Account........................................................  69
 Allocation Percentages.....................................................  69
 The Overconcentration Amounts..............................................  74
 Reallocation of Cash Flows.................................................  75
 Reallocated Principal Collections..........................................  76
 Application of Collections.................................................  79
 Coverage of Certain Interest Shortfalls....................................  89
 Defaulted Receivables......................................................  90
 Investor Charge-offs.......................................................  90
 Companion Series...........................................................  91
 Final Payment of Principal; Termination....................................  92
 Pay Out Events.............................................................  93
 Servicing Compensation and Payment of Expenses.............................  96
 Certain Matters Regarding the Transferor and the Servicer..................  97
 Servicer Default...........................................................  98
 Reports to Certificateholders.............................................. 100
 Reports; Notices........................................................... 101
 Evidence as to Compliance.................................................. 101
 Amendments................................................................. 102
 List of Certificateholders................................................. 102
 The Trustee................................................................ 103
DESCRIPTION OF THE PURCHASE AGREEMENT....................................... 103
 Transfer of Receivables.................................................... 103
 Representations and Warranties............................................. 104

 Certain Covenants.......................................................... 105
 Termination................................................................ 105
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.................................... 106
 Transfer of Receivables.................................................... 106
 Certain Matters Relating to Bankruptcy..................................... 107
 Security Interests in the Related Products................................. 109
FEDERAL INCOME TAX CONSEQUENCES............................................. 110
 State and Local Tax Consequences........................................... 116
ERISA CONSIDERATIONS........................................................ 117
 Availability of Exemptions for Class A Certificates........................ 118

 Review by Benefit Plan Fiduciaries........................................ 119
UNDERWRITING............................................................... 120
LISTING AND GENERAL INFORMATION............................................ 121
LEGAL MATTERS.............................................................. 122
INDEX OF PRINCIPAL TERMS................................................... 123
ANNEX A: GLOBAL CLEARANCE SETTLEMENT AND TAX DOCUMENTATION PROCEDURES...... A-1
 Initial Settlement........................................................ A-1
 Secondary Market Trading.................................................. A-2
 Certain U.S. Federal Income Tax Documentation Requirements................ A-4
ANNEX B: OTHER SERIES...................................................... B-1

                                SUMMARY OF TERMS

     The following summary is a short, concise description of the main terms of the certificates. For this reason, the summary does not contain all the information that is important to you. You will find a detailed description of the terms of the certificates following this summary.

Offered Certificates

         Aggregate
         Principal
  Class    Amount      Interest Rate
-------------------------------------
    A   $605,500,000 Lesser of (a)
                     LIBOR plus    %
                     per annum and
                     (b) the net
                     receivables rate
-------------------------------------
    B    $31,500,000 Lesser of (a)
                     LIBOR plus    %
                     per annum and
                     (b) the net
                     receivables rate

     The offered certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or Cedelbank or Euroclear (in Europe) in minimum denominations of $1,000 and integral multiples thereof.

Issuer

     Green Tree Floorplan Receivables Master Trust.

Transferor

     Green Tree Floorplan Funding Corp., a wholly owned subsidiary of Green
Tree.

Servicer

     Green Tree Financial Corporation ("Green Tree" or the "Servicer").

Trustee

     Norwest Bank Minnesota, National Association.

Closing Date

     October  , 1999.

Trust Assets

     The Trust assets include receivables and the collections thereon. The receivables arise from revolving credit agreements between Green Tree or its affiliates and dealers, manufacturers and distributors located throughout the United States to finance their production and inventory of consumer and commercial products. The receivables constitute payment obligations arising from time to time under those revolving credit agreements.

     On the Closing Date, the Trust expects that it will deposit not more than $250,370,000 from the net proceeds of the Series 1999-1 certificates into a pre-funding account for Series 1999-1. Funds in the pre-funding account will be released to the Transferor as deposits are made into the principal account for Series 1996-2, which is a prior Series issued by the Trust that is in its accumulation period. Any funds in the pre-funding account that have not been invested in receivables by December 31, 1999 will be deposited in the excess funding account and be available for use by all series. Also, approximately $40,000,000 of the proceeds paid to the Transferor on the closing date will reflect the amount on deposit in the principal account for Series 1996-2. Until Series 1996-2 is paid in full, no interest collections or principal collections on the receivables that relate to either of those amounts will be allocated to the Series

1999-1 certificates. We estimate that Series 1996-2 will be paid in full on December 13, 1999, but we cannot guarantee that it will be so paid.

Series 1999-1 and Other Series

     The Trust issues its certificates in series. The class A certificates and the class B certificates, together with the class C certificates and class D certificates that are discussed below, constitute Series 1999-1. The Trust has other series of certificates outstanding. Each series is entitled to a share of the Trust's collections on its assets and uses those collections to make distributions on its certificates. The Transferor also owns a share of the Trust's collections. The amount of each series' share of collections is determined by various formulas described in this document and may vary over time.

     For a summary of the terms of the previously issued series, see "Annex B:
Other Series."

Distribution Dates

     Distributions on the certificates will be made on the 13th day of each month (or, if not a business day, on the next business day), beginning on November 15, 1999.

Interest

     The interest rates for the class A certificates and the class B certificates are specified above. Interest will be distributable on each distribution date and will be calculated on the basis on the actual number of days in the interest accrual period divided by 360.

Principal

     Scheduled Principal Payments.

 Class                                                    Scheduled Payment Date
 -----                                                    ----------------------
 A......................................................    November 13, 2002
 B......................................................    December 13, 2002

     If the Trust elects to pay the principal of a class on its scheduled payment date, the Trust expects to pay the entire principal of such class on that date. The Trust expects to be able to do this by accumulating the Series 1999-1 share of principal collections on the receivables during an accumulation period prior to the latest scheduled payment date. If the Trust is not able to repay a class in full on that date, the class will amortize monthly to the extent of available collections until it is fully repaid. If the Trust elects to pay principal prior to such scheduled payment date, the principal of a class of certificates may be paid out over more than one distribution date. In that case, the earliest distribution date would be November 13, 2001. The Trust will not distribute any principal payments on the class B certificates until it has distributed the entire principal amount of the class A certificates to the class A certificateholders.

     For more information on scheduled principal payments, see "Maturity Considerations," "Description of the Offered Certificates--Principal Payments," "--Postponement of Controlled Accumulation Period" and "--Application of Collections--Payment of Principal."

     Possible Early Repayment of Principal. Principal may be repaid on the offered certificates earlier than the scheduled payment dates described above if a pay out event occurs. If a pay out event occurs, principal collections allocated to Series 1999-1 will be distributed on each distribution date on the class A certificates until they are repaid in full and then on the class B certificates until they are repaid in full. Pay out events include (i) a net loss ratio for the receivables in excess of a specified level, (ii) the Trust's non-receivables assets exceeding a certain percentage of the Trust's principal receivables for a specified period of time, (iii) the occurrence of certain shortfalls in required payments, (iv) other performance requirements related to the receivables and (v) various other events.

     For more information on pay out events, see "Maturity Considerations" and "Description of Offered Certificates--Pay Out Events."

Priority of Application of Collections and Allocation of Losses

     The Series 1999-1 certificates will be entitled to receive a share of the collections on the Trust's assets. The Trust will apply that share of collections, in the order of priority described herein, to pay its expenses, to make required distributions on the Series 1999-1 certificates and to cover losses allocated to Series 1999-1. Any collections allocated to Series 1999-1 in excess of those required amounts will be used by other series to the extent needed or will be paid to the Transferor. In general, the Series 1999-1 share of collections will be applied to make required distributions, first, on the class A certificates and then on the class B certificates. Prior to the commencement of the accumulation period or application of the Series 1999-1 principal collections for principal distributions, those principal collections will be paid to the Transferor or shared with other series that are accumulating or distributing principal collections.

     Series 1999-1 will also be allocated its share of losses on the receivables. Those losses will in turn be allocated to the then most subordinate Series 1999-1 class whose principal balance has not yet been reduced to zero by prior losses.

     For further information on allocations of collections and losses, see "Description of the Offered Certificates--Allocation Percentages," "-- Application of Collections" and "--Investor Charge-Offs."

Credit Enhancement

     The credit enhancement for the offered certificates is the subordination of the junior classes of the Series 1999-1 certificates, as follows:

                                                                    Subordinated
 Class                                                                Classes
 -----                                                              ------------
 A................................................................   B, C and D
 B................................................................   C and D

     The effect of the subordination arrangement is that (i) collections allocated to a subordinated class will be used to cover cash shortfalls on a more senior class and (ii) net losses allocated to Series 1999-1 will be borne by the most subordinate class whose principal balance has not already been reduced to zero because of prior losses. If the subordination arrangement does not cover all net losses allocated to Series 1999-1, your interest distributions may be reduced and you may suffer a loss of principal. The initial principal balance of the class C certificates will be

$40,250,000 and the initial principal balance of the class D certificates will be $28,000,000. When Series 1996-2 has been paid in full, the principal amount of the class D certificates will be reduced to $22,750,000.

     For more information on the subordination arrangement, see "Description of Offered Certificates--Reallocated Principal Collections," "--Defaulted Receivables" and "--Investor Charge-Offs."

Optional Repurchase

     The class A certificates, the class B certificates and the class C certificates will be subject to optional repurchase by the Transferor on any distribution date after the invested amount of the class A certificates, the class B certificates and the class C certificates is reduced to an amount less than or equal to $135,450,000 (20% of the initial outstanding principal amount of the class A certificates, the class B certificates and the class C certficates), if certain conditions are met. The repurchase price will be equal to the invested amount for those classes plus accrued and unpaid interest on the class A certificates, the class B certificates and the class C certificates through the day preceding the distribution date on which the repurchase occurs. See "Description of the Offered Certificates--Final Payment of Principal; Termination."

Tax Status

     In the opinion of counsel to Green Tree and the Transferor, the class A certificates and the class B certificates will be characterized as debt and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for federal income tax purposes under existing law. See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations

     An employee benefit plan subject to the requirements of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, contemplating the purchase of the class A certificates should consult its counsel before making a purchase, and the fiduciary and such legal advisors should consider whether the class A certificates will satisfy all of the requirements of the "publicly offered securities" exemption described herein and the possible application of other ERISA prohibited transaction exemptions described herein. Although we expect that the "publicly offered securities" exemption or the other ERISA prohibited transaction exemptions will apply to certain purchases of the class A certificates by employee benefit plans, we cannot assure you that any of those exemptions will apply to all purchases of the class A certificates by employee benefit plans.

     An employee benefit plan is not permitted to purchase Class B certificates.

     See "ERISA Considerations."

Ratings

     On the Closing Date the class A certificates will be rated "AAA" by Standard & Poor's, "Aaa" by Moody's

Investors Service, Inc. and "AAA" by Fitch IBCA, Inc.

     On the Closing Date, the class B certificates will be rated at least "A" by Standard & Poor's, "A2" by Moody's and "AA-" by Fitch.

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--Certificate ratings are not guarantees, and may change."

Address and Telephone Numbers

     The mailing address of the Transferor is 500 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639. Its telephone number is (651) 293-3400.

Listing

     Application will be made to list the Offered Certificates on the Luxembourg Stock Exchange.

                                  RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the offered certificates.

Limited prior experience
with the receivables may    Green Tree began originating and servicing
be different from future    revolving credit accounts in February 1994 and
experience with them.       thus has less underwriting and servicing
                            experience and limited delinquency, default and loss experience with those accounts compared to some of its other lending operations. Green Tree's substantial experience in underwriting and servicing retail installment sales contracts does not necessarily indicate that satisfactory results will be experienced on the receivables. See "Green
                            Tree Financial Corporation and Its Commercial
                            Lending Division."

                            Green Tree's historical loss experience with respect to its portfolio of revolving credit accounts is presented under "The Accounts--Loss Experience." However, because Green Tree's portfolio has grown rapidly in the past five years, and Green Tree expects to create receivables from new obligors that will be transferred to the Trust in the future, the actual loss experience with respect to the receivables owned by the Trust may be different than Green Tree's historical loss experience. Since a substantial number of the accounts in Green Tree's portfolio were only recently originated, the receivables in those accounts may not have yet exhibited a loss experience that is representative of the losses that may be experienced over a longer period of time. There can be no assurance that the loss experience for the receivables in the future will be similar to Green Tree's historical experience. In addition, Green Tree's historical experience includes the effect of the financial obligations of manufacturers in respect of repossessed products as described under "Green Tree Financial Corporation and Its Commercial Lending Division--Floorplan Agreements with Manufacturers." If manufacturers are not able to perform their obligations in the future, the loss experience of the Receivables may be adversely affected.

Future receivables          The Transferor expects, and in some cases will be
purchased by the Trust      obligated, to designate new accounts from which
may come from new           the Trust will acquire receivables. New accounts
obligors, may be            may include accounts with dealers originated by
underwritten with new       Green Tree under criteria different from those
criteria or may be based    which were applied before the Closing Date. Those
on new products. The        receivables may also provide financing for
performance of these new    products of types different from those included in
receivables may adversely   the Trust on the Closing Date. Consequently, there
affect the Trust's          can be no assurance that receivables from new
ability to make             accounts in the future will relate to the same
distributions to you.       types of products or will be of the same credit
                            quality as receivables from previously designated accounts or that new product types that may secure the receivables in new accounts will provide security that is as favorable as that provided by manufactured homes or other existing product types. The designation of new accounts will be subject to the satisfaction of certain conditions described under "Description of the Offered
                            Certificates--Addition of Accounts."

Master trust
considerations: creation    In addition to Series 1999-1 and the series
of new series could         described in Annex B hereto, the Trust, as a
adversely affect your       master trust, is expected to issue additional
certificates.               series from time to time. The terms of any
                            additional series will not be subject to the prior review or consent of holders of the certificates of any previously issued series. The principal terms of a new series may include methods for determining allocations of collections, provisions creating security or credit enhancement, different classes of certificates (including subordinated classes of certificates), provisions subordinating such series to another series or another series to such series (if the terms of such other series so permit), and other terms. Pay out events will not necessarily be the same for each series. In addition, the provisions of a new series may give the holders of the certificates of that series consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions without regard to the interest of the Series 1999-
                            1. A provider of any credit enhancement for any new Series may have similar rights. However, each rating agency that has rated any outstanding series must deliver written confirmation to the Trustee that the issuance of the new series will not result in such rating agency reducing or withdrawing its rating on any outstanding series.
                            We cannot assure you, however, that the principal terms of any other series might not have an adverse impact on the timing and amount of payments received by you or the value of your certificates even if there is no change in the rating of any outstanding series. See "Description of the Offered Certificates--Exchanges; Creation of New
                            Series."

                            Series 1999-1 is a companion series with respect
Series 1999-1 is a          to Series 1996-2. As principal collections are
companion series with       deposited into the principal account for Series
Series 1996-2 and may       1996-2, an equal amount will be released from the
experience a delay in       pre-funding account for Series 1999-1 and paid to
allocations of principal    the Transferor. However, until Series 1996-2 has
and will experience a       been paid in full, Series 1999-1 will not receive
delay in allocations of     any allocation of interest collections or
interest.                   principal collections on the receivables with
                            respect to the "Pre-Allocated Invested Amount," which is the sum of (1) the initial amount in the pre-funding account and (2) the amount in the Series 1996-2 principal account on the closing date. We estimate that the Pre-Allocated Invested
                            Amount will be no more than $290,370,000. Also, if a pay out event occurs with respect to Series
                            1999-1 before the payment in full of Series
                            1996-2, Series 1999-1 will receive no allocations of principal collections with respect to the Pre-
                            Allocated Invested Amount until Series 1996-2 is paid in full. In the case of a pay out event, Series 1996-2 will receive the funds on deposit in the principal account for Series 1996-2, but Series 1999-1 would not have a corresponding amount of funds in its pre-funding account.
                            Payment in full of Series 1996-2 is expected to occur on the December 1999 distribution date. We cannot assure you, however, as to when Series
                            1996-2 will be paid in full. See "Description of the Offered Certificates--Allocation Percentages."

The insolvency of Green     Green Tree. Green Tree has warranted to the
Tree or the Transferor      Transferor that the sale of the receivables by it
could delay or reduce       to the Transferor is a valid sale. Green Tree has
distributions to you or     taken and will take all actions that are required
could accelerate            under Minnesota law to perfect the Transferor's
distributions to you.       ownership interest in the receivables. However, if
                            Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree, or Green Tree itself as debtor-in-possession, were to take the position that any sale of receivables to the Transferor should be recharacterized as a pledge of such receivables to secure a borrowing of Green Tree, then the following things could happen:

                                 .   the Trust and you could experience a
                                     delay in payments.

                                 . if a court rules that the transfers were pledges rather than sales, the Trust and you could receive reduced payments, in which case you will incur a loss. In addition, the Trust may have to sell its assets, in which case you would be repaid earlier than you expected and you may still incur a loss.

                                 . if a court rules that the transfers were pledges, a tax or government lien on the property of Green Tree arising before receivables come into existence may have priority over the Trust's interest in those receivables and therefore reduce payments to the Trust and you, in which case you will incur a loss.

                            It is possible that the risk of recharacterization may be increased by the following factors:

                                 .   the Transferor will, initially, retain
                                     the class C certificates, the class D
                                     certificates and its other interests in
                                     the Trust.

                                 .   Green Tree may guarantee the class D
                                     certificates if they are sold.

                                 .   for accounting purposes, Green Tree and
                                     the Transferor will treat the
                                     certificates as debt and the transfer of the receivables allocable to Series 1999-1 from Transferor to the Trust as a pledge rather than a sale.

                            See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Bankruptcy." If the transfer of receivables to the Transferor were respected as a sale, the receivables would not be part of Green Tree's bankruptcy estate and would not be available to Green Tree's creditors.

                            In addition, if a bankruptcy court in a Green Tree insolvency were to order that the Transferor be substantively consolidated with Green Tree, the Trust and you could experience delays in payments and reductions in payments, and you may incur a loss.

                            Transferor. Although the pooling and servicing agreement provides that the Transferor is selling the receivables to the Trust (for certain non tax purposes), a court could treat these transactions as a grant of a security interest for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the factors set forth in the second preceding paragraph. The Transferor has represented and warranted in the pooling and servicing agreement that the transfer of the receivables to the Trust is either a valid transfer and assignment of the receivables to the Trust or the grant to the Trust of a security interest in the receivables. The Transferor has taken and will take those actions required to perfect the Trust's interest in the receivables. The Transferor will warrant that if the transfer to the Trust is recharacterized as a grant to the Trust of a security interest in the receivables, the Trustee will have a first priority perfected security interest therein, subject only to liens permitted in the pooling and servicing agreement. If the transfer of the receivables to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. If the Transferor becomes insolvent, the Trust and you could experience delays in payments and reductions in the amount of those payments You could incur a loss. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

                            Servicer. If a bankruptcy trustee or receiver were appointed for the Servicer, and no Servicer Default other than such bankruptcy or receivership or insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the certificateholders from effecting a transfer of servicing to a successor Servicer.

                            Pay out event. If a bankruptcy trustee or receiver were appointed for the Transferor or Green Tree, a pay out event would occur with respect to all series. New receivables would not be transferred to the Trust and the Trust would sell the receivables, subject to voting provisions specified in the pooling and servicing agreement. You would incur a loss if the net proceeds allocable to your certificates were insufficient to repay you in full. If the only pay out event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to continue to require the Transferor to transfer new receivables to the Trust and to prevent the early disposition of the receivables and the commencement of the amortization of your certificates. In addition, a bankruptcy trustee or receiver for the Transferor may have the power to cause early payment of your certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

Participations in
receivables do not          The receivables may include floorplan receivables
provide the Trust with      or asset-based receivables acquired by Green Tree
direct rights against the   in the form of participation interests in those
obligor and may expose      receivables. In purchasing participation
the Trust to the credit     interests, the Trust may have a contractual
of the selling              relationship only with the selling institution and
institution.                not the obligor on the receivable. The Trust may
                            have no right directly to enforce compliance by the obligor on the receivable with the terms thereof or any rights of set-off against the obligor. The Trust may not have the right to object to certain changes to the terms of the receivables agreed to by the selling institution.
                            The Trust may not directly benefit from any security for the receivable and may be subject to any rights of set-off the obligor has against the selling institution.

                            In addition, in the event of the insolvency of the selling institution, the Trust may be treated as a general creditor of the selling institution and may not have any exclusive or senior claim with respect to the receivables participated by such selling institution or any security therefor.

Your certificate rate may
be lower than the           The receivables will bear interest at a variable
interest rate specified     rate above a designated index rate. See "Green
on the cover page.          Tree Financial Corporation and Its Commercial
                            Lending Division--Floorplan Payment Terms." Your certificates will bear interest at the lesser of
                            (i) a floating rate based on LIBOR plus a margin and (ii) the net receivables rate. If there is a decline in such index rate, the amount of interest collections on the receivables may be reduced. It is possible that LIBOR plus the margin used to compute your certificate rate for an interest accrual period will exceed the applicable net receivables rate. In such event, interest will accrue on your certificates during that interest accrual period at a rate equal to the net receivables rate. The Servicer has the right to change the discount factor to offset any such reduced Interest Collections, but is not obligated to do so. The interest rates borne by the receivables will be limited by the applicable state usury laws.

Social, economic and        Green Tree's ability to generate new receivables,
other factors, including    and the obligors' ability to make payments on the
competition, will affect    receivables owned by the Trust, will depend upon
the performance of the      the retail sales of the products securing such
Trust.                      receivables. The level of retail sales of such
                            products will be affected by a variety of social and economic factors, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions. In addition, Green Tree competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks that are in the business of providing floorplan financing arrangements. If, for any reason, Green Tree were unable to or ceased to generate sufficient new receivables, a pay out event would occur and you would begin receiving principal earlier than you expected. See
                            "The certificates may pay principal earlier than expected" below.

You may have a limited      The underwriters currently intend to assist in the
ability to resell your      resales of the offered certificates but are not
certificates.               obligated to do so. A secondary market may not
                            develop for the offered certificates, or, if one does develop, you still might not be able to resell your certificates. Any such secondary market may not continue to exist for the term of your certificates.

Your only source of
repayment is collections    You will not have recourse for payment of your
on the receivables; you     certificates to any assets of the Transferor
have no recourse to Green   (except to the extent it holds subordinated Series
Tree, the Transferor, any   1999-1 certificates), Green Tree or any of its
of their affiliates or      affiliates. Consequently, you must rely solely
any other entity.           upon payments of the receivables for the payments
                            on your certificates. Furthermore, your
                            certificates are only entitled to a share of the collections on the receivables as determined in the pooling and servicing agreement. If the receivables do not perform as expected, that share of collections may not be sufficient to repay the certificates in full.

The certificates may pay    The receivables may be paid at any time. There is
principal earlier than      no assurance that Green Tree will originate
expected.                   additional receivables or that any particular
                            pattern of originations or repayments will occur.
                            A significant decline in the amount of receivables generated could result in the occurrence of a pay out event and the commencement of early repayment.
                            See "Maturity Considerations" and "Description of the Offered Certificates--Pay Out

                            Events" for a discussion of pay out events. If a pay out event occurs, your principal will be paid sooner than you expected. You may not be able to reinvest that principal in suitable investments with a comparable rate of return.

                            Floorplan receivables are generally payable upon the retail sale of the related product. Asset-based receivables are payable as described under "Green Tree Financial Corporation and Its Commercial Lending Division--Asset-Based
                            Receivables." The payment of principal on your certificates is dependent on the receipt of principal collections during the accumulation period in which the Trust will accumulate the Series 1999-1 share of those collections for payment on your scheduled final payment date. No assurance can be given that the Trust will accumulate enough principal collections to repay you in full on that date.

Subordination of class B
certificates may cause      The class B certificates will be subordinated in
losses on the class B       right of payment of interest and principal to the
certificates.               class A certificates. Payments of principal in
                            respect of the class B certificates will not commence until the class A certificates have been paid in full. Collections allocable to the class B certificates will be used, if needed, to cover distributions due on the class A certificates or losses allocated to the class A certificates. Such reallocation of the class B share of collections will occur only if the other credit enhancements for the class A certificates are not available. If the principal collections allocable to the class B certificates are used to support the class A certificates, then the interest collections allocable to the class B certificates will be reduced. If such reallocated principal collections are not reimbursed, the amount of principal distributable to the class B certificateholders will be reduced and they will incur a loss. See
                            "Description of the Offered Certificates--
                            Allocation Percentages," "--Reallocated Principal
                            Collections," "--Investor Charge-Offs" and "--
                            Subordination of the Class B Certificates."

Negative carry will         Funds in the pre-funding account and funds, if
reduce interest             any, in the excess funding account will be
collections.                invested in short-term investments that are
                            expected to earn a rate of return lower than the interest rates borne by the receivables.
                            Accordingly, funds in the pre-funding account and any funds in the excess funding account may be expected to reduce the amount of interest collections available to make distributions on your certificates, until Green Tree is able to generate sufficient eligible receivables to permit funds to be released from the pre-funding account or the excess funding account. The Transferor's share of interest collections will, however, be applied toward any such negative carry amounts.
                            See "Description of the Offered Certificates--
                            Coverage of Certain Interest Shortfalls."

The Servicer may change
payment terms of the        The Servicer will have the right, on behalf of the
receivables. This could     Transferor, to change the payment terms,
result in the Trust         including, without limitation, the interest rate
having less cash for        and repayment terms, and various other terms of
distributions to you.       receivables. A decrease in the interest rate borne
                            by the receivables or an increase in interest-free periods without an increase in the discount factor would decrease the amount of interest collections available to make distributions on your certificates. Such a decrease could result in the occurrence of a pay out event. Green Tree will covenant that generally it will only change the terms relating to the receivables if in its reasonable judgment no pay out event will occur as a result of the change and the interests of the certificateholders of all outstanding series will not be materially adversely affected. Otherwise, there are no restrictions on the ability of the Servicer to change the terms of the receivables.
                            While the Servicer has no current intention of taking actions which would change the payment or other terms of the receivables, other than in accordance with its customary and usual procedures, there can be no assurance that changes in the marketplace or prudent business practice might not result in a determination to do so.

                            Green Tree will have the right to generate new receivables with payment terms that are generally longer than the current payment terms on the receivables. Such a lengthening of the payment period could result in a reduction of the monthly payment rate and consequently a reduction in the yield on the receivables that have been discounted, unless the discount factor is increased accordingly.

You will not have control
over certain actions        Subject to certain exceptions, the consent of the
under the pooling and       holders of a specified percentage of the aggregate
servicing agreement.        unpaid principal amount of all outstanding
                            investor certificates of each series will be required to direct certain actions to be taken under the pooling and servicing agreement or the related supplement. In determining whether the required percentage of certificateholders have given their consent, except as otherwise specified, the class A certificateholders, the class B certificateholders and the class C certificateholders of Series 1999-1 will be treated as a single series. Accordingly, the class
                            A certificateholders, as the largest class, will have the power to determine whether any such action is taken without regard to the position or interests of the class B certificateholders or the class C certificateholders relating to such action. Neither the class B certificateholders nor the class C certificateholders will have similar power. However, under some circumstances the consent of a specified percentage of the aggregate invested amount of all series outstanding or of the invested amount of each class of each series may be required to direct certain actions, including requiring the appointment of a successor
                            Servicer following a servicer default, amending the pooling and servicing agreement in certain circumstances, directing the servicer not to sell the receivables upon the occurrence of an insolvency event of Green Tree or the Transferor and directing a repurchase of all outstanding series upon the breach of certain representations and warranties by the Transferor. In such instances, it may be difficult for you to achieve the results that you desire.

Certificate ratings are     On the Closing Date the class A certificates will
not                         have a rating of "AAA" from Standard & Poor's,
guarantees, and may change  "Aaa" from Moody's and "AAA" from Fitch. On the
                            Closing Date the class B certificates will have a rating of "A" from Standard & Poor's, "A2" from
                            Moody's and "AA-" from Fitch. However, any such rating will not address the likelihood that the principal of, or interest on, the class A certificates will be paid by the class A scheduled payment date or that the principal of, or interest on, the class B certificates will be paid by the class B scheduled payment date. The ratings will be based primarily on the value of the receivables, the funds in the pre-funding account and the funds, if any, on deposit in the excess funding account (and the manner in which such funds are invested). The ratings are not a recommendation to purchase, hold, or sell your certificates, and the ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that a rating agency will not lower or withdraw any rating if in its judgment circumstances so warrant. Any reduction in the rating of your certificates will adversely affect their market value.

                            There can be no assurance as to whether any rating agency not requested to rate your certificates will nonetheless issue a rating for your certificates. If it does, there can be no assurance what such rating would be. An unrequested rating assigned to your certificates may be lower than the ratings assigned by the rating agencies pursuant to the Transferor's request.

During the funding          On the Closing Date, there will be not more than
period, Series 1999-1       $250,370,000 in the Series 1999-1 pre-funding
will be entitled only to    account. This amount represents the proceeds from
some interest and           the sale of the Series 1999-1 certificates that
principal collections.      will not be invested in receivables on the Closing
                            Date because there are not sufficient receivables at that time. The amount in the pre-funding account will be released to the Transferor as deposits are made into the principal account for Series 1996-2, which is a prior Series issued by the Trust that is in its accumulation period. As principal collections are deposited into the principal account for Series 1996-2, an equal amount will be released from the pre-funding account for Series 1999-1 and paid to the Transferor. However, until Series 1996-2 has been paid in full, Series 1999-1 will not receive any allocation of interest collections or principal collections on the receivables with respect to (1) the initial amount in the pre-funding account and
                            (2) the amount in the Series 1996-2 principal account on the closing date. Also, Series 1996-2 will receive the funds on deposit in the principal account for Series 1996-2, but Series 1999-1 would not have a corresponding amount of funds in the pre-funding account. If there are funds in the pre-funding account on December 31, 1999, those funds will be deposited into the Trust's excess funding account. Funds in the excess funding account are assets of the entire Trust allocated to all series and to the Transferor's interest and will be applied as described in "Description of the Offered Certificates--Excess Funding Account."
                            Such funds may be released to holders of certificates of other series in connection with a reduction of the principal balance of the certificates of such other series.

                                   THE TRUST

      The Trust has been formed, in accordance with the laws of the State of Minnesota, pursuant to the pooling and servicing agreement between the Transferor, Green Tree, as Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Trust was formed for the transactions described herein and similar transactions. The Trust will not engage in any business activity, other than as described herein. It will only acquire and hold the receivables described herein (the "Receivables") and related assets, issue the Series 1999-1 certificates (the "Certificates"), the Exchangeable Transferor Certificate, and certificates representing other series (each, a "Series") and engage in related activities (including, with respect to any Series, entering into any credit enhancement and credit enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources. The Trust has previously issued six Series of certificates: Series 1995-1, Series 1996-1, Series 1996-2, Series 1998-1, Series 1998-A and Series 1998-2. See Annex B hereto. The Series 1995-1 Certificates and the Series 1998-A Certificates have been retired and the Transferor expects that the Series 1996-2 Certificates will be retired within a few months after the issuance of the Series 1999-1 Certificates.

                                 THE TRANSFEROR

      Green Tree Floorplan Funding Corp., a wholly owned subsidiary of Green Tree, was incorporated in Delaware in September 1995. The Transferor was organized for the limited purposes of purchasing receivables from Green Tree pursuant to a receivables purchase agreement (the "Purchase Agreement") and transferring such receivables to third parties, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Transferor are located at 500 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400).

      The Transferor has taken, and will take in connection with the creation of each Series of Certificates, steps intended to ensure that the voluntary or involuntary application for relief by Green Tree under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of Green Tree. These steps include the creation of the Transferor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Laws without the unanimous affirmative vote of all of its directors). The Transferor's certificate of incorporation includes a provision that requires the Transferor to have two directors who qualify under the certificate of incorporation as "Independent Directors," meaning a person who is not and has not been a director or officer of, employed by, or the holder of any beneficial economic interest in any Affiliate, and who may at no time hold any beneficial or economic interest in the Transferor. "Affiliate" means any entity other than the Transferor (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of Common Stock of the Transferor, or (ii) of which 10% or more of the outstanding shares of its Common Stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term "control" is defined under the Rules and Regulations of the Securities and Exchange Commission. No assurance can be given, however, that such a consolidation will not occur. See "Risk Factors--The insolvency of Green Tree or the Transferor could delay or reduce distributions to you or could accelerate distributions to you."

                      GREEN TREE FINANCIAL CORPORATION AND
                        ITS COMMERCIAL LENDING DIVISION

      Green Tree Financial Corporation is a diversified financial services company with operations serving customers in the consumer finance, commercial finance and insurance markets. Through its various divisions, Green Tree purchases, pools, sells and services retail installment sales contracts for manufactured housing, home improvements and a variety of consumer products, provides sale and lease financing for a variety of commercial equipment, and provides inventory financing to dealers, manufacturers and distributors of various consumer and commercial products. Green Tree also offers revolving credit and originates home equity and mortgage loans. Green Tree is currently the largest servicer of manufactured housing government insured or guaranteed contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, Green Tree services all 50 states. Its principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1998, and, when available, subsequent quarterly or annual reports are available from Green Tree upon written request. The Certificates do not represent an interest in or obligation of Green Tree, the Transferor or any of their affiliates, and no Certificateholder will have recourse for payment of its Certificates to any assets of any of Green Tree, the Transferor (other than the Exchangeable Transferor Certificate (as defined herein) and any class of investor certificates retained by the Transferor (a " Transferor Retained Class"), to the extent described herein) or any of their affiliates.

Recent Developments

      Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by a few of Green Tree's stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options of Green Tree during the alleged class periods. These alleged class periods run from February 1995 to January 1998. One of these lawsuits did not include class action claims. In addition to Green Tree, some of Green Tree's current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of Green Tree's common stock and the other relating to an alleged class of traders in options for Green Tree's common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about Green Tree's current state and our future prospects, particularly about prepayment assumptions and performance of some of Green Tree's loan portfolios, which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend the lawsuits vigorously. However, the ultimate outcome of these lawsuits cannot be predicted with certainty. Green Tree filed motions to dismiss these lawsuits. On August 24, 1999 Green Tree's motions to dismiss were granted with prejudice. On September 21, 22 and 23, 1999, the plaintiffs filed notices of appeal.

Commercial Lending Division--General

      The Receivables sold and to be sold to the Transferor were and will be selected from extensions of credit made by Green Tree's Commercial Lending Division ("CLD") under revolving credit agreements with dealers, manufacturers and distributors of various consumer and commercial products. The lending party to such an agreement may be a subsidiary of Green Tree. "Floorplan Receivables" represent the financing of product inventory for retail dealers of a variety of consumer products. "Asset-Based Receivables" generally represent the financing of production and inventory by manufacturers and distributors, such financing being secured by finished goods inventory, accounts receivable arising from the sale of such inventory, certain work-in-process, raw materials and component parts, as well as other assets of the borrower, which may include commercial real estate in some cases. The dealers, manufacturers and distributors obligated under the Receivables are collectively referred to as "Dealers." The products securing the Floorplan Receivables currently include manufactured housing, recreational vehicles, marine products, and lawn and garden equipment. Green Tree expects to provide financing to additional Dealers in the future and expects that the financing needs of Dealers will change over time, whether as a result of seasonality or other changes in the Dealers' business. Accordingly, though the types of credit arrangements are expected to remain the same, the products securing those arrangements are expected to expand and change over time, and the relative proportions of the various types of product collateral will change over time. In addition, Green Tree may from time to time sell participation interests in Floorplan Receivables arising in certain accounts prior to designating such account as an Additional Account and transferring to the Transferor that portion of the Receivables arising in such accounts and owned by Green Tree.

Floorplan Receivables--General

      The Floorplan Receivables are secured by the products being financed and the Dealer's other inventory, together with personal guaranties in some instances. The amount of the advance is generally equal to 100% of the wholesale invoice price of the product. The Floorplan Receivables are generally full recourse obligations of the related Dealer.

Floorplan Agreements with Manufacturers

      Green Tree will provide financing for products for a particular Dealer, in most instances, only if Green Tree has also entered into an inventory repurchase agreement (the "Floorplan Agreement") with the manufacturer, distributor or other vendor (each a "Manufacturer") of such product. Pursuant to the Floorplan Agreement, the

Manufacturer will agree, among other matters, to purchase from Green Tree those products sold by such Manufacturer to a Dealer and financed by Green Tree if Green Tree acquires possession of such products pursuant to repossession, voluntary surrender, or other circumstances. The terms of such repurchase obligations may vary, both by industry and by Manufacturer. In some instances, the Manufacturer will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the Dealer for the product in question whenever Green Tree acquires possession thereof. On occasion, different terms may be negotiated. Such terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the Manufacturer shall apply. Certain Floorplan Agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the Manufacturer, depending upon the condition of the inventory acquired by Green Tree.

Floorplan Credit Underwriting Process

      A Dealer requesting the establishment of a credit line with Green Tree is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. CLD attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to such current financial information and historical credit information, CLD will consider the following factors: the reason for the request for the extension of credit; the need for the credit line; the products to be financed and the financial status of the manufacturer of such products, if any, that would enter into a related Floorplan Agreement; and the experience of the Dealer's management. The determination of whether to extend credit and the amount to be extended is based upon a weighing of the above factors.

      Extensions of credit lines in excess of $5,000,000 must be approved at the corporate level of Green Tree. Extensions of credit up to $5,000,000 may be approved by division level credit officers and up to $1,000,000 by a business center vice president. CLD reviews individual Dealer credit limits (i) prior to any increase in such credit limit, (ii) generally every 12 to 18 months and
(iii) upon becoming aware that the Dealer is experiencing financial difficulties or is in default on its obligations under its agreement with Green Tree.

Creation of Floorplan Receivables

      Green Tree's floorplan business is typically documented by an agreement between Green Tree and the Dealer which provides for both the extension of credit and a grant of a security interest. Such agreements are generally for an unspecified period of time and create discretionary lines of credit, which Green Tree may terminate at any time in its sole discretion, subject, however, to prevailing standards of commercial reasonableness and good faith. Absent default by the Dealer, the outstanding Floorplan Receivables owed by such Dealer generally cannot be accelerated, even if the line of credit is terminated. After the effective date of termination, Green Tree is under no obligation to continue to provide additional financing, but the then current outstanding balance will be repayable in accordance with the payment terms of such Dealer's program with Green Tree, as described below.

      Advances made for the purchase of inventory are most commonly arranged in the following manner. The Dealer will contact the manufacturer and place a purchase order for a shipment of inventory. If the manufacturer has been advised that Green Tree is the Dealer's inventory financing source, the manufacturer will contact Green Tree to obtain an approval number with respect to such purchase order. Upon such request, Green Tree will determine whether
(i) the manufacturer is in compliance with its Floorplan Agreement, (ii) the Dealer is in compliance with its program with Green Tree and (iii) such purchase order is within the Dealer's credit limit. If all of such requirements are met, Green Tree will issue an approval number to the manufacturer. The manufacturer will then ship the inventory and submit its invoice for such purchase order directly to Green Tree for payment. Interest or finance charges normally begin to accrue on the Dealer's accounts as of the invoice date. The proceeds of the loan being made by Green Tree to the Dealer are paid directly to the manufacturer in satisfaction of the invoice price and will normally be funded at that time. In some cases, however, Green Tree will negotiate a delay in funding the advance for a period which in most cases does not exceed 10 days after the date of the invoice. Green Tree and the manufacturer may also agree that Green Tree may discount the invoice price of the inventory ordered by the Dealer. Under this arrangement, the manufacturer will deem itself paid in full upon receipt of such discounted amount. Typically, in exchange for the increased yield created by the discount, Green Tree will agree to provide the manufacturer's Dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the Dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on their accounts. The price paid by the Trust for such a Receivable will be the full amount payable by the Dealer.

Floorplan Payment Terms

      The Dealer is obligated to pay interest or finance charges monthly, but principal repayment with respect to any particular item of inventory financed by Green Tree is due and payable only upon the sale of such item by the Dealer, subject in some cases to an ultimate maturity date. In addition, Green Tree requires Dealers to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments." Even if a unit is subject to curtailment payments, the outstanding balance with respect to such unit will remain fully payable upon the sale of the unit.

      Floorplan receivables generally accrue interest (subject to any "interest free" or "free flooring" periods as described above) at a floating rate based on a generally published prime rate or other index. Green Tree may charge the Dealer a documentation, handling and inspection fee for each unit financed ("DHI Fees"). These fees will be included in the Interest Collections owned by the Trust. Interest and DHI Fees are due and payable on a monthly basis.

Floorplan Billing Procedures

      At the beginning of each month Green Tree sends to each Dealer a billing statement for the interest, DHI Fees, curtailments, if any, and any other non-principal charges accrued or arising in the prior month. Payment is due in the same month.

Floorplan Dealer Monitoring

      Inventory inspections are performed to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect any funds due. The inventory inspection is one of the key tools utilized by CLD for monitoring inventory financed by Green Tree, and is performed generally on a monthly basis with respect to each Dealer account (and each location within a Dealer account to the extent that a dealer conducts its business in more than one location). If an inspection reveals that the Dealer has sold any inventory without immediate repayment to Green Tree, the inventory is considered "sold and unpaid" ("SAU") and Green Tree demands immediate repayment from the Dealer or initiates other appropriate steps to resolve the SAU. Inspection dates within each month may vary, as all inspections are unscheduled and are performed whenever CLD deems it appropriate. CLD also requires regular rotation of the individuals conducting a Dealer's inspections.

      In addition, Area Managers, within their respective portfolio of Dealers, monitor each Dealer as to such Dealer's performance and adherence to Green Tree's requirements. This includes a regular review of annual and interim financial statements for trends, payments for sold inventory between inspections, monitoring of Green Tree's on-going perfected security interests in the inventory, existence of proper insurance coverage with respect to such inventory at all times, timely payment of interest, DHI Fees and curtailments, proper recording of invoices, the maintenance of the Manufacturer Statements of Origin which are on file with respect to each item of inventory financed, and the requirement that all inventory stays within the repurchase period in effect with respect to each Manufacturer.

Participations in Floorplan Receivables

      Green Tree may also acquire participation interests in floorplan receivables established by other lenders. Such participation interests, rather than the receivables themselves, would be transferred to the Transferor and, in turn, to the Trust. Such receivables would have terms similar to those of Floorplan Receivables originated by Green Tree, and would be serviced by the lead lender in a manner similar to Green Tree's servicing standards.

Participation Arrangements

      From time to time Green Tree will enable other financing sources to participate in certain of its credit facilities ("Participations"). Pursuant to a typical Participation, the documentation for the underlying line of credit will remain in the name of Green Tree, as lender. In a separate contractual arrangement with Green Tree, the participant will agree to provide a portion of the funding for such facility in exchange for an agreed upon interest rate. Occasionally, fees and other charges may also be shared with the participant. In certain cases, Green Tree will advise a borrower that the size of its credit facility is expressly conditioned upon the availability of participants in the facility. In those situations, if no participants can be found, or if such participants cease to participate, the size of the credit facility may be reduced. In other circumstances, there will be no such condition and Green Tree may be obligated to maintain a credit facility notwithstanding its expectation that a portion of it would be participated. The Receivables to be sold by Green Tree to the Transferor, and in turn by the Transferor to the Trust, may include the non-participated portion of receivables from accounts which have been participated. In addition, subject to substantially the same limitations that apply to the removal of Accounts, the Transferor may cause the Trust to transfer an interest in certain Receivables to the Transferor, which may thereafter transfer such interest to another person in the form of a Participation. Green Tree may also sell to the Transferor (who will then transfer to the Trust) floorplan receivables and asset-based receivables subject to a participation interest granted to another lender, or Green Tree may sell to the Transferor (who will then transfer to the Trust) interests in a partnership or other limited-purpose entity whose sole assets will be receivables that are subject to the participation interests of other lenders. In addition, Green Tree may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including Green Tree, will jointly establish a credit facility administered by a lender agent. Under these facilities, Green Tree and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, Green Tree and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro-rata basis.

Asset-Based Receivables

      Asset-Based Receivables that may be sold to the Transferor arise from asset-based revolving credit facilities provided to certain manufacturers, retailers and distributors. These facilities typically involve a revolving line of credit, for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of such line of credit or a specifically negotiated loan availability amount, subject to the availability of adequate collateral. Interest is typically payable monthly, while principal payments and draws are generally settled weekly or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates (i.e., the maximum percentage of the borrowing base, or portion thereof, that the borrowed amount can represent). As a result, monthly payment rates for Asset-Based Receivables will vary depending on the terms of the facility. The loan availability amount is generally determined by multiplying an agreed upon advance rate against the value of certain types of assets. In these facilities, Green Tree will most typically lend against finished inventory and eligible accounts receivable arising from the sale of such inventory which are free and clear of other liens and otherwise in compliance with specified standards. Green Tree's asset-based revolving credit facilities are secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset-Based Receivables are generally not supported by any Floorplan Agreement with a Manufacturer, and for that reason generally have significantly lower advance rates than a borrowing agreement supported by a Floorplan Agreement with a Manufacturer.

      Green Tree's underwriting of Asset-Based Receivables gives consideration to a variety of factors, including, among others, the financial condition of the borrowing entity, its credit history and relationship with current and previous lenders and its historical performance and trends. Upon satisfaction of certain credit criteria, terms and conditions, an account is approved for a revolving line of credit, the size of which is based on a variety of factors including the needs of the borrower.

      Upon approval of the credit, Green Tree performs an evaluation of the borrowing base and establishes advance rates based on the type of collateral. For purposes of evaluating items such as finished goods inventory, work-in-process, raw materials and component parts, Green Tree may obtain an independent appraisal for use in establishing advance rates. With respect to accounts receivable, Green Tree establishes eligibility criteria, typically excluding items past due in excess of 60 days or aged over 120 days from invoice date, and concentration limits with respect to the individual items within the receivables base. Next, Green Tree determines an advance rate on eligible receivables based on a review of historical and projected data, giving consideration to factors such as credit loss experience, dilution, contingent sales and aged items. The intended result of the above analyses is to set eligibility criteria and advance rates such that, under a collateral liquidation scenario, Green Tree would fully recover any principal dollars advanced on the revolving line of credit.

      The credit facilities giving rise to the Asset-Based Receivables may also provide for control of all cash receipts of the borrower through a bank lockbox facility. The adequacy of the borrowing base is monitored weekly and audited quarterly. Collateral inspections may occur on a more frequent basis. In addition, the financial condition of the borrower is monitored in connection with financial covenants set forth in the loan agreements, and is subject to audit by Green Tree at any time. In cases in which Green Tree is a co-lender with other lenders one of which is a lead lender, the lead lender may perform such monitoring.

Realization on the Receivables

      Upon any default by a Dealer of its obligations to Green Tree under the related financing agreement and expiration of any and all applicable notice and cure periods that may have been agreed to between Green Tree and such Dealer, Green Tree may declare such Dealer's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to realize upon any collateral, subject to prevailing standards of commercial reasonableness and good faith. Upon learning of such a default relating to Floorplan Receivables, Green Tree makes contact with the Dealer to determine whether it can develop a workout arrangement with the Dealer to cure all defaults. If disputes with the Dealer exist, such disputes may be submitted to arbitration. If Green Tree determines that such an arrangement to cure a default cannot be successfully implemented, it accelerates the Dealer's payment obligations. Green Tree then attempts to obtain possession of the collateral. If a Manufacturer is obligated to repurchase the collateral under a Floorplan Agreement as described above under "Floorplan Agreements with Manufacturers," Green Tree turns the collateral over to the related Manufacturer. Green Tree repossesses, stores and then attempts to sell all other salable collateral in a commercially reasonable manner. See "The Accounts--Loss Experience."

      Upon default by the borrower under an Asset-Based Receivable revolving credit arrangement, which, among other conditions, may arise as a result of the borrower's failure to comply with certain specified debt covenants or failure to maintain an adequate borrowing base to support outstanding balances, Green Tree will continue its ongoing assessment of the borrower's financial condition and determine its best course of action for purposes of obtaining repayment, including the possibility of immediate liquidation of all collateral.

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

                                THE RECEIVABLES

      The receivables conveyed to the Trust (the "Receivables") represent the amounts owed from time to time under the revolving financing arrangements (the "Accounts"). The Accounts were selected from Green Tree's portfolio of accounts on the basis of criteria set forth in the Pooling and Servicing Agreement as applied on December 1, 1995 (the "Cut-off Date") and, with respect to Accounts designated after the Cut-off Date ("Additional Accounts"), as of the related date of their designation (collectively the "Trust Portfolio"). Most of the Accounts were originated by subsidiaries of Green Tree. Subject to certain limitations in the Pooling and Servicing Agreement, the Transferor has the right, and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables arising from such Additional Accounts, whether such Receivables are then existing or thereafter created. Green Tree expects to transfer Receivables in Additional Accounts to the Transferor, which will transfer such Receivables to the Trust, as Green Tree's commercial finance business continues to grow. Any Additional Accounts must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, subject to certain limitations in the Pooling and Servicing Agreement, the Transferor has the right to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. The Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-off Date plus any Additional Accounts minus any Removed Accounts. Pursuant to the Pooling and Servicing Agreement, the Transferor will represent and warrant to the Trust that, as of the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Offered Certificates--Representations and Warranties."

Eligible Receivables and Eligible Accounts

      The Receivables must arise under an Eligible Account. An "Eligible Account" is defined to mean, as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), an arrangement to provide a revolving extension of credit by Green Tree or one of its subsidiaries to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, which extension of credit, as of the date of determination thereof,

    (a) is in existence and maintained with Green Tree or such subsidiary,

    (b) is payable in United States dollars,

    (c) is with a Dealer whose most recent billing address is in the United States or its territories or possessions,

    (d) has been originated by Green Tree or such subsidiary in the ordinary course of its business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards,

    (e) in respect of which no amounts have been charged off by Green Tree or such subsidiary as uncollectible in its customary and usual manner as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), and

    (f) is with a Dealer that is not involved in insolvency proceedings.

The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series issued by the Trust.

      An "Eligible Receivable" is defined as a Receivable

    (a) that was originated by Green Tree or one of its subsidiaries in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards,

    (b) that has arisen under an Eligible Account,

    (c) that was created in compliance with all requirements of law applicable thereto and pursuant to a floorplan or asset-based financing agreement that complies with all requirements of law applicable thereto,

    (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Green Tree or such subsidiary or the Transferor in connection with the creation of such Receivable, or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree or such subsidiary of the related floorplan or asset-based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable,

    (e) as to which, at the time of its creation, the Transferor had good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement), and at all times following the transfer of such Receivables to the Trust, the Trust will have good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement) or the grant of a first priority security interest therein,

    (f) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer in accordance with its terms (with certain bankruptcy related exceptions),

    (g) that constitutes "chattel paper," an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the State of Minnesota,

    (h) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default,

    (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein and in the related Collateral Security (including any proceeds thereof),

    (j) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer,

    (k) as to which, at the time of transfer of such Receivable to the Trust, Green Tree (or such subsidiary) and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time,

    (l) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree (or such subsidiary) nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein, and

    (m) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance products or the accounts receivable arising from the sale of such products.

In addition, participation interests described above under "Green Tree Financial Corporation and Its Commercial Lending Division--Participations in Floorplan Receivables" and Receivables described above under "Green Tree Financial Corporation and Its Commercial Lending Division--Participation Arrangements" will be Receivables.

      The products financed by the receivables in Green Tree's portfolio as of August 31, 1999 are shown below under "The Accounts--Description of Green Tree's Portfolio." Currently, substantially all of the Floorplan Receivables are owed by manufactured housing, recreational vehicle, marine product (primarily boats, outboard motors and boat trailers), lawn and garden equipment, aircraft, motorcycle and truck dealers. These Receivables enable dealers to finance their inventory pending resale to consumers. Green Tree expects that it will establish Accounts for other Dealers in the future, whose related Receivables will finance other types of products. The Asset-Based Receivables generally arise under revolving credit facilities for manufacturers, retailers and distributors of various products. Green Tree expects that the composition of the Receivables will change over time.

      In order to reduce the Trust's exposure to any single Dealer or any single industry, certain diversification thresholds ("Overconcentration Amounts") will be tested at the end of each Monthly Period. Initially, the Overconcentration Amounts will be as follows:

    .   no more than 20% of the Receivables may be Asset-Based Receivables

    . no more than 2% (or, with respect to certain designated Dealers, 3%) of the Receivables may have arisen under an Account with a single Dealer

    . no more than 10% (or, with respect to certain designated manufacturers, up to 20%) of the Receivables may be Floorplan Receivables financing products from a single manufacturer

    . no more than 5% of the Receivables may be Floorplan Receivables financing marine products

    . no more than 25% of the Receivables may be Floorplan Receivables financing recreational vehicles

    . no more than 10% of the Receivables may be Floorplan Receivables financing lawn and garden equipment

    . no more than 10% of the Receivables may be Floorplan Receivables financing products other than manufactured housing, marine products, recreational vehicles, or lawn and garden equipment.

      Green Tree expects that the Receivables will from time to time exceed one or more of these thresholds. To the extent that any such threshold is exceeded at the end of a month, the Class D Invested Amount will be increased by an equivalent amount. These threshold percentages may, however, be increased or decreased in the future without the consent of any Certificateholder, to a level acceptable to each rating agency referred to under "Summary of Terms" (each, a "Rating Agency") without any reduction or withdrawal of its rating of the Class A Certificates or Class B Certificates. See "Description of the Offered Certificates--The Overconcentration Amounts."

                                  THE ACCOUNTS

General

      The Receivables have arisen or will arise in the Accounts. The Accounts were selected from all the accounts that were Eligible Accounts (the "Eligible Portfolio") at the Cut-off Date or, in the case of Additional Accounts, as of the date of their designation. Eligible Accounts, including Additional Accounts, are described under "The Receivables--Eligible Receivables and Eligible Accounts" and "Description of the Offered Certificates-- Representations and Warranties" and "--Addition of Accounts."

Description of Green Tree's Portfolio

      The following tables set forth the composition of the receivables in Green Tree's servicing portfolio of revolving credit agreements, as of August 31, 1999, by business line and other criteria. Because Green Tree expects to designate Additional Accounts

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

from time to time, the business lines and the actual composition of the Receivables in the Trust Portfolio by business line are expected to change over time. In addition, due to the variability and uncertainty with respect to the rates at which Receivables in the Trust Portfolio are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination. Percentages may not add to 100% due to rounding.

      In general, Green Tree considers any number of revolving financing arrangements established with a group of affiliated Dealers to be a single account, because the affiliated Dealers represent a consolidated credit risk. However, Green Tree also measures its exposure to Dealers in various industries. For this purpose Green Tree would, for example, consider revolving financing arrangements with a group of affiliated dealers engaged in sales of manufactured housing and recreational vehicles to be separate accounts, one relating to a group of manufactured housing dealers and one relating to a group of recreational vehicle dealers. Accordingly, the total number of Accounts in the tables below may vary.

  Composition of Receivables in Green Tree's Portfolio by Business Line as of
                              August 31, 1999

                                                                 Percentage of
                                                  Receivables     Receivables
Business Line                                       Balance         Balance
-------------                                  ----------------- -------------
Manufactured Housing Floorplan Receivables.... $1,900,032,666.03     63.75%
Recreational Vehicle Floorplan Receivables....    242,483,474.86      8.14
Marine Floorplan Receivables..................      2,472,054.81      0.08
Motorcycle Floorplan Receivables..............        899,301.97      0.03
Aircraft Floorplan Receivables................      4,364,310.20      0.15
Truck Floorplan Receivables...................     14,384,933.52      0.48
Trailer Floorplan Receivables.................      8,569,062.49      0.29
Real Estate...................................    180,546,659.84      6.06
Lawn and Garden Equipment.....................    101,629,600.32      3.41
Asset-Based Receivables.......................    525,155,685.18     17.62
                                               -----------------    ------
  Total....................................... $2,980,537,749.22    100.00%(1)
                                               =================    ======

--------

(1) The sum of the individual Receivables balance percentages may not total 100.00% due to rounding.

 Composition of Receivables in Green Tree's Portfolio by Account Balance as of
                              August 31, 1999

                                           Percentage of           Percentage
                            Receivables     Receivables  Number of  of Number
Account Balance Range         Balance         Balance    Accounts  of Accounts
---------------------    ----------------- ------------- --------- -----------
$0 to $100,000.......... $   65,959,689.51      2.21%      1,790      43.62%
$100,000.01 to
 $500,000...............    336,272,730.64     11.28       1,257      30.63
$500,000.01 to
 $1,000,000.............    379,133,182.21     12.72         534      13.01
$1,000,000.01 to
 $5,000,000.............    848,638,721.88     28.47         431      10.50
$5,000,000.01 to
 $10,000,000............    311,064,421.78     10.44          43       1.05
Over $10,000,000........  1,039,469,003.20     34.88          49       1.19
                         -----------------    ------       -----     ------
  Total................. $2,980,537,749.22    100.00%      4,104     100.00%
                         =================    ======       =====     ======

 Geographic Distribution of Receivables in Green Tree's Portfolio as of August
                                 31, 1999

                                             Percentage of           Percentage
                              Receivables     Receivables  Number of  of Number
Dealer Location(1)              Balance         Balance    Accounts  of Accounts
------------------         ----------------- ------------- --------- -----------
Florida................... $  289,154,742.56      9.70%        369       5.12%
Texas.....................    242,930,335.56      8.15         538       7.47
North Carolina............    177,442,108.22      5.95         416       5.78
Georgia...................    177,420,502.45      5.95         345       4.79
California................    175,847,842.27      5.90         252       3.50
Alabama...................    140,710,953.39      4.72         316       4.39
Tennessee.................    103,576,231.50      3.48         230       3.19
South Carolina............    101,718,376.11      3.41         261       3.62
Arizona...................     99,032,308.43      3.32         196       2.72
Michigan..................     96,927,347.97      3.25         382       5.30
Colorado..................     95,896,336.42      3.22         174       2.42
Other States (2)..........  1,279,880,664.34     42.94       3,722      51.69
                           -----------------    ------       -----     ------
  Total................... $2,980,537,749.22    100.00%      7,201     100.00%
                           =================    ======       =====     ======

--------
(1) For purposes of this table, the Dealer's location is based on the Dealer's headquarters address rather than the actual location of the Dealer's place of business. For purposes of this table, the accounts of affiliated Dealers have not been aggregated. This table excludes Dealers with Receivables of less than $5.00.
(2) The percentage of the Receivables balance represented by Receivables in each state not specifically listed is less than 3% of the Receivables balance.

Yield Information

      The Receivables bear interest in their accrual periods at rates generally equal to an index rate selected in the related financing agreement, which as of the date hereof is generally a prime rate, plus a margin. Certain Receivables do not bear interest for a specified period after their origination. During the eight months ended August 31, 1999, the receivables in Green Tree's portfolio had a yield of 8.79% per annum. The Trust's yield on its Receivables will be affected by the interest rates borne by Receivables, the Discount Factor, if any, and the rate at which the Receivables balances are paid.

Major Customers; Major Manufacturers

      At August 31, 1999, no one Floorplan Dealer accounted for more than 4.52% of the aggregate balance of the Receivables in Green Tree's portfolio. At August 31, 1999, except as discussed below, no one Manufacturer was obligated under Floorplan Agreements relating to receivables in Green Tree's portfolio aggregating more than 13.20% of the aggregate receivables balance. At August 31, 1999, Fleetwood Enterprises, Inc. and Champion Enterprises, Inc. were obligated under their Floorplan Agreements with Green Tree with respect to receivables aggregating 13.20% and 11.80%, respectively, of Green Tree's portfolio, and aggregating 17.44% and 15.37%, respectively, of the Receivables owned by the Trust. Fleetwood Enterprises, Inc. is a large manufacturer of both manufactured housing and recreational vehicles, with production facilities located throughout the United States and in Germany, and is not affiliated with Green Tree. Champion Enterprises, Inc. is a large manufacturer of manufactured housing with production facilities located throughout the United States, and is not affiliated with Green Tree. Both Fleetwood Enterprises, Inc. and Champion Enterprises, Inc. have recently acquired dealers of manufactured housing and recreational vehicles and are expected to make additional acquisitions in the future. No prediction can be made as to what percentage of the Receivables in the future may be obligations of a single Dealer or be related to a single Manufacturer under its Floorplan Agreement. Such percentages are subject to the effect of Overconcentration Amounts. See "Description of the Offered Certificates--The Overconcentration Amounts."

Delinquency Experience

      The following table sets forth the delinquency experience as of the dates indicated for Green Tree's Floorplan portfolio. Because Green Tree's portfolio has grown rapidly in the past year, and Green Tree expects to create a substantial number of Additional Accounts that will be transferred to the Trust in the future, the actual delinquency experience with respect to the Receivables may be different. There can be no assurance that the delinquency experience for the Receivables in the future will be similar to the experience shown below.

   Delinquency Experience for the Floorplan Portfolio(1) Receivables Balance
                             (Dollars in Thousands)

                         December 31, December 31, December 31, December 31, August 31,
                             1995         1996         1997         1998        1999
                         ------------ ------------ ------------ ------------ ----------
Aggregate Principal
 Balance................   $539,615    $1,022,534   $1,496,433   $1,989,985  $2,455,382
SAU/NSF (2).............      1,558         1,319        1,447        3,413       4,243
SAU/NSF as a Percentage
 of Aggregate Principal
 Balance................       0.29%         0.13%        0.10%        0.17%       0.17%

--------
(1) Excludes Asset-Based Receivables.
(2) A "SAU/NSF" Receivable is one that is deemed delinquent when (i) there is an unpaid receivable balance as to which the related product has been sold and such receivable balance has not been paid by the related Dealer or (ii) a payoff check from the related Dealer has been returned because of insufficient funds.

Loss Experience

      The following table sets forth Green Tree's average principal receivables balance and loss experience for each of the periods shown with respect to its portfolio. Because Green Tree's portfolio has grown rapidly in the past three years, and Green Tree expects to create a substantial number of Additional Accounts that will be designated for the Trust in the future, actual loss experience with respect to the Receivables may be different. Since a substantial number of receivables from which the Receivables will be taken were only recently originated, it may be expected that such receivables have not yet exhibited a loss experience that is representative of the losses that may be experienced over a longer period of time. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the portfolio. The historical experience set forth below includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described above under "Green Tree Financial Corporation and Its Commercial Lending Division-- Floorplan Agreements with Manufacturers." If Manufacturers are not able to perform such obligations in the future, the loss experience in respect of the portfolio and the Receivables may be adversely affected.

                  Loss Experience for the Green Tree Portfolio
                             (Dollars in Thousands)

                                                                               Eight
                            Twelve       Twelve       Twelve       Twelve      Months
                         Months Ended Months Ended Months Ended Months Ended   Ended
                         December 31, December 31, December 31, December 31, August 31,
                             1995         1996         1997         1998        1999
                         ------------ ------------ ------------ ------------ ----------
Average Principal
 Receivables Balance
 (1)....................   $380,226    $1,048,260   $1,657,940   $2,319,637  $2,638,010
Gross Losses............         24           612        1,667        1,045         878
Recoveries..............                     (104)        (239)        (221)       (173)
Net Losses (Recoveries)
 (2)....................         24           508        1,428          824         705
Net Losses (Recoveries)
 as a percentage of
 Average Principal
 Receivables Balance....      0.006%        0.049%       0.086%       0.036%      0.040%(3)

--------

(1) Average Principal Receivables Balance is the average daily principal balances for the twelve months ended December 31, 1995, 1996, 1997, and 1998 and the eight months ended August 31, 1999, respectively.
(2) Net losses (recoveries) in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to recoveries from the products.

(3) The percentage for the eight months ended August 31, 1999 has been annualized and is not necessarily indicative of the experience for the year.

Aging Experience

      The following table provides the age distribution of inventory for all dealers in the Floorplan portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire portfolio, actual age distribution with respect to the Eligible Accounts may be different.

                Age Distribution for the Floorplan Portfolio(1)

                           as of August 31, 1999

                                                                   Percentage of
                                                     Receivables    Receivables
                                                       Balance        Balance
                                                    -------------- -------------
Days
 0-90.............................................. $  826,507,912     33.66%
 91-180............................................    521,123,996     21.22
 181-365...........................................    683,992,348     27.86
 366-730...........................................    343,426,575     13.99
 Over 731..........................................     80,331,232      3.27
                                                    --------------    ------
  Total............................................ $2,455,382,063    100.00%
                                                    ==============    ======

--------
(1) Excludes Asset-Based Receivables.

                            MATURITY CONSIDERATIONS

      Unless a Pay Out Event has occurred, principal of the Class A Certificates is expected to be paid on the Distribution Date (as defined herein) in November 2002 (the "Class A Scheduled Payment Date"), and principal of the Class B Certificates is expected to be paid on the Distribution Date in December 2002 (the "Class B Scheduled Payment Date"). However, if the Servicer elects not to extend the Initial Principal Payment Date, principal will be paid to the Class A Certificateholders on the Initial Principal Payment Date and, if necessary, on each Distribution Date thereafter until the earlier of the date on which the Class A Invested Amount has been paid in full and November 15, 2004 (the "Series 1999-1 Termination Date"). After the Class A Invested Amount has been paid in full, principal will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full or the Series 1999-1 Termination Date. The "Initial Principal Payment Date" will initially be the November 2001 Distribution Date, but will successively and automatically be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Servicer elects not to so extend. The Initial Principal Payment Date may not be later than the Class A Scheduled Payment Date. The Class B Certificateholders will not receive any payments of principal until the final principal payment on the Class A Certificates has been made. See "Description of the Offered Certificates--Extension of Initial Principal Payment Date."

      Controlled Accumulation Period. The determination of the "Controlled Accumulation Period" is described under "Description of the Offered Certificates--Postponement of Controlled Accumulation Period." It will start no earlier than July 1, 2002 and no later than October 1, 2002. On each business day during the Controlled Accumulation Period, Principal Collections (as defined herein) allocable to the Class A, Class B and Class C Certificates, Shared Principal Collections (as defined herein), if any, from other Series available to Series 1999-1 and certain other available amounts will be deposited into the Principal Account (as defined herein) until that account contains an amount (the "Controlled Deposit Amount") equal to the sum of (i) the Controlled Accumulation Amount for the related Monthly Period and (ii) the Accumulation Shortfall, if any, for that Monthly Period. A "Monthly Period" is a calendar month. The "Controlled Accumulation Amount" is the amount that, if accumulated for each month in the Controlled Accumulation Period, will equal the initial Class A Invested Amount. The "Accumulation Shortfall" for a Monthly Period is the amount by which the Controlled Deposit Amount for the prior Monthly Period exceeds the amount actually deposited into the Principal Account during that prior Monthly Period.

      At the end of the Controlled Accumulation Period, we expect that there will be enough funds in the Principal Account to distribute the entire Class A Invested Amount to the Class A Certificateholders on the Class A Scheduled Payment Date and the entire Class B Invested Amount to the Class B Certificateholders on the Class B Scheduled Payment Date. Although we anticipate that the Trust will be able to make these accumulations and distributions within that time frame, we cannot assure you that the Trust will accumulate enough principal to pay these amounts on these dates.

      Early Amortization Period. If the Servicer elects not to extend the Initial Principal Payment Date or if a Pay Out Event occurs, the "Early Amortization Period" will commence and any amounts on deposit in the Principal Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Early Amortization Period. In addition, payments of principal equal to the Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, will distributed on each Distribution Date in the following order of priority:

    (i) to the Class A Certificateholders until the Class A Invested Amount is reduced to zero;

    (ii) to the Class B Certificateholders until the Class B Invested Amount is reduced to zero;

    (iii) to the Class C Certificateholders until the Class C Invested Amount is reduced to zero; and

    (iv) to the Class D Certificateholders until the Class D Invested Amount is reduced to zero.

      If a Pay Out Event occurs with respect to the Series 1999-1 Certificates prior to the payment in full of the Series 1996-2 Certificates, Series 1999-1 Certificateholders will receive no allocations of principal (other than funds then on deposit in the Pre-Funding Account) until the Series 1996-2 Certificates are paid in full or funds in respect thereof have been deposited in the Principal Account, which is expected to occur on December 13, 1999. In addition, funds in the Pre-Funding Account will be released to the Transferor as funds are deposited in the Principal Account for Series 1996-2. If a Pay Out Event occurs with respect to Series 1999-1 before the payment in full of Series 1996-2, Series 1996-2 will receive the funds on deposit in the Principal Account for Series 1996-2, but Series 1999-1 would not have a corresponding amount of funds in the Pre-Funding Account.

      A "Pay Out Event" occurs, either automatically or after specified notice, upon

    (i) failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

    (ii) failure on the part of the Transferor, the Servicer or Green Tree, as applicable,

      (a) to make any payment or deposit required by the Pooling and Servicing Agreement or the Purchase Agreement, on or before the date such payment or deposit is required to be made therein, which failure is not cured within five business days after written notice from the Trustee of such failure; or

      (b) to deliver a Distribution Date statement as required under the Pooling and Servicing Agreement within ten business days after written notice from the Trustee of such failure; or

      (c) to comply with its covenant not to create any lien on a Receivable which failure has a material adverse effect on the holders of the Certificates and which continues unremedied for a period of 60 days after written notice to it; provided, however, that any Pay Out Event shall not be deemed to have occurred if the Transferor shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

      (d) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

    (iii) any representation or warranty made by Green Tree in the Purchase Agreement or by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected (excluding, however, any representation or warranty made by the Transferor that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security (as defined herein) if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that any Pay Out Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

    (iv) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Green Tree or the Transferor;

    (v) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (vi) any Servicer Default (as defined herein) occurs;

    (vii) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Monthly Periods, where the Monthly Payment Rate for a Monthly Period is the percentage obtained by dividing the aggregate of the Receivables balances (without deducting therefrom any discount portion) collected during such Monthly Period by the average daily aggregate Receivables balance (without deducting therefrom any discount portion) for such Monthly Period, is less than 15%;

    (viii) the failure to pay the outstanding principal amount of the Class A or Class B Certificates by the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable;

    (ix) the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables (as defined herein)) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds)) during any three consecutive calendar months to (ii) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis;

    (x) the sum of all Cash Equivalents and amounts on deposit in the Excess Funding Account represents more than 50% of the sum of the aggregate amount of Principal Receivables (without deducting therefrom any discount portion) on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or

    (xi) if Principal Collections allocable to the Class D
         Certificateholder's Interest have been reallocated in any Monthly Period to cover any Required Amounts and have not been reimbursed as of the Determination Date in such Monthly Period.

      A "Determination Date" is the second Business Day preceding a Distribution Date.

      The amount of new Receivables generated in any month and payment rates on the Receivables may vary because of seasonal variations in product sales and inventory levels, retail incentive programs provided by product manufacturers and various economic factors affecting product sales generally. The following table sets forth the monthly payment rates ("MPR") for the receivables originated by Green Tree from Dealers for each month since January 1995 and the average monthly payment rates for such receivables for all months during the periods shown, in each case calculated by dividing the total collections during a given month by total opening monthly balances of such receivables during the periods shown and expressing such amounts as a percentage. The payment rates shown in the table reflect payments on Floorplan Receivables only. As of August 31, 1999, approximately 17.62% of the receivables in Green Tree's portfolio were Asset-Based Receivables.

                    Monthly Payment Rates for the Portfolio

                                                           Payment Rate
                                                     ----------------------------
Month                                                1995  1996  1997  1998  1999
-----                                                ----  ----  ----  ----  ----
January.............................................  22%   20%   17%   16%   15%
February............................................  19    19    17    18    16
March...............................................  24    23    22    21    21
April...............................................  25    27    23    24    20
May.................................................  28    26    24    22    20
June................................................  29    25    25    26    22
July................................................  29    27    28    26    21
August..............................................  33    28    25    25    22
September...........................................  28    26    26    25
October.............................................  30    26    26    25
November............................................  28    23    22    22
December............................................  24    21    22    21
                                                     ---   ---   ---   ---   ---
Average.............................................  26%   24%   23%   23%   20%(1)
                                                     ===   ===   ===   ===   ===

--------

(1) For the eight months ended August 31, 1999.

      The amount of collections on Receivables may vary from month to month due to seasonal fluctuations in sales of the products securing the Receivables and other factors. There can be no assurance that Principal Collections with respect to the Trust, and thus the rate at which funds are deposited in the Principal Account during the Controlled Accumulation Period, will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Class A Certificates and the Class B Certificates (the "Offered Certificates") could be significantly reduced. Certificateholders will bear the risk of being able to reinvest principal received on the Certificates at a yield at least equal to their yield on the Certificates. If an investor acquires a Certificate at a discount, the repayment of principal on the Certificate later than on the related Scheduled Payment Date will likely result in a lower than anticipated yield. In addition, if an investor acquires a Certificate at a premium, repayment of principal earlier than the related Scheduled Payment Date will result in a yield to that investor that is lower than anticipated by that investor.

                                USE OF PROCEEDS

      The net proceeds from the sale of the Offered Certificates, expected to
be $   , will be paid by the Underwriters directly to the Transferor. The
Transferor will apply such net proceeds to reduce the principal amount of the Series 1996-1 Certificates, to pay the purchase price of Receivables and to fund the Pre-Funding Account (as defined herein) to the extent of the Pre-Funded Amount (as defined herein).

                    DESCRIPTION OF THE OFFERED CERTIFICATES

      The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 1999-1 Supplement. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee have executed Supplements for the Series

1995-1 Certificates (which have been paid), the Series 1996-1 Certificates, the Series 1996-2 Certificates, the Series 1998-1 Certificates, the Series 1998-A Certificates (which have been retired) and the Series 1998-2 Certificates, as summarized in Annex B, and may execute additional Supplements in order to issue additional Series.

General

      The Offered Certificates will represent undivided interests in certain assets of the Trust, including the right to the investor allocation percentage of all payments on the Receivables in the Trust. Each Class A Certificate and Class B Certificate represents the right to receive payments of interest at the Class A Certificate Rate (as defined herein) or the Class B Certificate Rate (as defined herein), as the case may be, funded from Series Available Interest Collections (as defined herein) and the right to receive payments of principal on or after the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable, in each case funded from Principal Collections allocated to the Class A, Class B and Class C Certificateholders' Interests.

      The Transferor will own the Exchangeable Transferor Certificate and the Class D Certificates and may either own or privately sell the Class C Certificates. The "Exchangeable Transferor Certificate" will represent an undivided interest in the Trust, including the right to a percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust equal to 100% minus the sum of the applicable investor allocation percentages (which shall not exceed 100%) for all Series of certificates then outstanding. See "-- Certain Matters Regarding the Transferor and the Servicer."

      The "Invested Amount" is the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount (each as defined herein). The "Certificateholders' Interest" is the interest in the Trust's assets allocated to the holders of the Certificates (the "Certificateholders"). The "Transferor Interest" is the Transferor's rights in the assets of the Trust not allocated to the Series 1999-1 Certificateholders' interest or the interest of the holders of certificates of any other Series pursuant to the Pooling and Servicing Agreement and the applicable Series supplements thereto. During the Revolving Period (as defined herein), the amount of the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables" and "--The Overconcentration Amounts." The amount of Principal Receivables in the Trust, however, will vary each day as new Receivables arise in the Accounts and other Receivables are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account (as defined herein), if necessary) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust, except to the extent another Series absorbs such change. During the Controlled Accumulation Period or an Early Amortization Period, dealer payments of Principal Receivables will be collected and distributed to the Certificateholders. As a result, except to the extent another Series (which may be a Companion Series (as defined herein)) absorbs such change, the Transferor Interest will generally increase as principal payments are made to certificateholders of a Series, reducing the invested amount of such Series. The Transferor Interest will also change to reflect the variations in the amount of the

Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "--Exchanges."

      Each Class of Offered Certificates initially will be represented by certificates registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no beneficial owner of a Certificate (a "Certificate Owner") acquiring an interest in any Class of Offered Certificates will be entitled to receive a certificate representing such Certificate Owner's interest in such Certificates. Until such time, all references herein to actions by Certificateholders of any Class of Offered Certificates will refer to actions taken by the Depository upon instructions from its participating organizations ("DTC Participants" or "Participants") and all references herein to distributions, notices, reports, and statements to Certificateholders of any Class of Offered Certificates will refer to distributions, notices, reports, and statements to the Depository or its nominee, as the registered holder of the Offered Certificates of such Class, for distribution to Certificate Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

Book-Entry Registration

      With respect to each Class of Offered Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede & Co. as nominee for DTC, will hold the global certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

      In addition, DTC is contacting and will continue to contact third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

      The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of Offered Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discontinued.

      To facilitate subsequent transfers, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the Participants to whose accounts such Offered Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Offered Certificates are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on the Offered Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be printed and delivered.

      Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulations by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that dear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

      The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust

Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Offered Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related Pooling and Servicing Agreement on behalf of a Cedelbank Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

      Each Class of Offered Certificates will be issued in such registered, certificated form to the Certificate Owners of such Class or their nominees ("Definitive

Certificates"), rather than to the Depository or its nominee, only if (i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Invested Amount of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners of such Class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the definitive certificate representing the Offered Certificates of the affected Class and instructions for registration, the Trustee will issue the Offered Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      Distribution of principal and interest on the Offered Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Offered Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders mailed not later than the fifth day of the month of such final distributions.

      Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Certificates.

      If Definitive Certificates are issued, such Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and such co-transfer agents. In the event of the transfer of less than all the Invested Amount represented by a Definitive Certificate, the transfer agent or such co-transfer agent, as applicable, will issue a new Definitive Certificate to the transferor thereof representing the Invested Amount not so transferred. The Trustee may take appropriate steps to contact the remaining Certificateholders regarding the surrender of their Certificates, and the cost thereof will be paid out of the fund held by the Trustee for benefit of such Certificateholders. The Trustee and the Paying Agent will pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

Replacement of Definitive Certificates

      In the event that Definitive Certificates are issued, a Class A or a Class B Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced at the offices of the co-transfer agent and co-registrar in Luxembourg upon presentation of the Certificate or satisfactory evidence of its destruction, loss or theft to the co-transfer agent and co-registrar. An indemnity satisfactory to the co-transfer agent and co-registrar and the Trustee may be required at the expense of the Class A or the Class B Certificateholder before a replacement Class A or Class B Certificate will be issued. The Class A or the Class B Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar).

Interest Payments

      Interest on the respective outstanding balance of each Class of Offered Certificates will accrue at the applicable certificate rate and will be payable on the 13th day of each month, or if such day is not a business day, on the next succeeding business day (each a "Distribution Date"), beginning on November 15, 1999. A "Business Day" is any day other than a Saturday or Sunday or another day on which banking institutions in New York, New York, London, England or Luxembourg are authorized or obligated by law or executive order to be closed. Interest will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date (each, an "Interest Accrual Period") and will be calculated on the basis of the actual number of days in the related Interest Accrual Period divided by 360 days.

      Interest on the outstanding principal balance of the Class A Certificates will accrue for each Interest Accrual Period at the "Class A Certificate Rate," which shall equal the lesser of (i) LIBOR (calculated as described below) determined as of the second LIBOR business day prior to such Interest Accrual
Period (or, in the case of the first Distribution Date, determined as of    ,
1999 for the period from    , 1999 up to but excluding November 15, 1999) plus
  % per annum or (ii) the Net Receivables Rate (described below). Interest on the outstanding principal balance of the Class B Certificates will accrue for each Interest Accrual Period at the "Class B Certificate Rate," which shall equal the lesser of (i) LIBOR determined as of the second LIBOR business day prior to such Interest Accrual Period (or, in the case of the first
Distribution Date, determined as of    , 1999 for the period from    , 1999
up to but excluding November 15, 1999) plus   % per annum or (ii) the Net
Receivables Rate.

      The "Class C Certificate Rate" will be the lesser of (i) LIBOR plus   %
per annum and (ii) the Net Receivables Rate. The "Class D Certificate Rate"
will be the lesser of (i) LIBOR plus   % per annum and (ii) the Net Receivables
Rate.

      On the second London Banking Day prior to the Interest Reset date (as defined herein) for such Interest Accrual Period (a "LIBOR Determination Date"), until the Series 1999-1 Termination Date, the Trustee will determine the rate for deposits in United States dollars for the applicable Index Maturity, commencing on such Interest Reset Date, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks (as defined herein) at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for the applicable Index Maturity. The Trustee will request the principal London office in each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations (rounded upward to the nearest 0.015625%). If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean (rounded upward to the nearest 0.015625%) of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for the applicable Index Maturity; provided, however, that if the Trustee is unable to determine a rate in accordance with one of the procedures described above, LIBOR shall be LIBOR as determined on the most recent LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market, "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), and "Reference Banks" means three major banks in the London interbank market selected by the Servicer.

      The "Net Receivables Rate" for a Distribution Date is (i) the weighted average of the interest rates borne by the Receivables during the second preceding Monthly Period (because interest payments on the Receivables at such rates will be due and payable in the Monthly Period preceding such Distribution
Date), plus (ii) the product of (x) the Monthly Payment Rate for the Monthly Period preceding such Distribution Date, (y) the Discount Factor (as defined herein), if any, for such Distribution Date and (z) twelve, less 2% per annum, unless the Monthly Servicing Fee has been waived for such Monthly Period. The "Monthly Payment Rate" for a Monthly Period is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Receivables balance (without deducting therefrom the discount portion, if any) collected during such Monthly Period and the denominator of which is the average daily aggregate Receivables balance (without deducting therefrom the discount portion, if any) for such Monthly Period.

      The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (612) 667-4959. If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate applicable to an Interest Accrual Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Accrual Period. If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or cause to be published in the Luxemburger Wort, as soon as possible after determination, the Certificate Rates for the Interest Accrual Period commencing on such Distribution Date, as well as the length of such Interest Accrual Period and the aggregate amount of interest payable on the Class A Certificates and the Class B Certificates on the following Distribution Date, and will provide notice thereof to the Luxembourg Stock Exchange.

Principal Payments

      The "Revolving Period" begins on the Closing Date and ends on the day before the earliest of (i) the Monthly Period preceding the Initial Principal Payment Date, (ii) the commencement of the Controlled Accumulation Period or
(iii) the occurrence of a Pay Out Event. During the Revolving Period, no principal payments will be made to the Certificateholders. During the Controlled Accumulation Period, principal will be deposited in the Principal Account on each business day and such amounts will be distributed to the Class A Certificateholders on the Class A Scheduled Payment Date, then to the Class B Certificateholders on the Class B Scheduled Payment Date, then to the Class C Certificateholders until the Class C Invested Amount (as defined herein) is paid in full, and finally to the Class D Certificateholders until the Class D Invested Amount (as defined herein) is paid in full. The amount of principal deposited in the Principal Account during each Monthly Period during the Controlled Accumulation Period will not exceed the Controlled Deposit Amount. See "--Pay Out Events" for a discussion of events which would cause the commencement of the Early Amortization Period prior to the first day of the Controlled Accumulation Period. See "--Application of Collections" for a discussion of the method by which Principal Collections are allocated during the Controlled Accumulation Period.

      Principal Collections for any Monthly Period during the Controlled Accumulation Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover, with respect to such Monthly Period, required deposits into the Principal Account for the benefit of the Class A Certificateholders. On and after the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, Principal Collections for any Monthly Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover required deposits into the Principal Account for the benefit of the Class B Certificateholders. On and after the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, Principal Collections for any Monthly Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover required deposits into the Principal Account for the benefit of the Class C Certificateholders. The Servicer will determine the amount of Principal Collections for any business day allocated to the Class A, Class B and Class C Certificateholders' Interests that remain after covering required deposits or payments of principal to the Certificateholders and any similar amount remaining with respect to certificates of any other Series (other than amounts allocated to Transferor Retained Classes) (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series that have not been covered out of the Principal Collections allocable to such Series and certain other amounts ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections on any business day, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of their Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Exchangeable Transferor Certificate.

Extension of Initial Principal Payment Date

      Unless a Pay Out Event has occurred, principal of the Class A Certificates is expected to be paid on the Class A Scheduled Payment Date and principal of the Class B Certificates is expected to be paid on the Class B Scheduled Payment Date. However, Certificateholders will receive payments of principal earlier than such dates if the Servicer elects not to extend the Initial Principal Payment Date. The Initial Principal Payment Date will initially be the November 2001 Distribution Date, but will successively and automatically be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Servicer elects not to so extend. However, the Initial Principal Payment Date may not be later than the Class A Scheduled Payment Date. If the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Controlled Accumulation Period, as applicable, will end. Amounts then on deposit in the Principal Account, Principal Collections with respect to each Distribution Date commencing on the Initial Principal Payment Date and any Shared Principal Collections available to Series 1999-1 will be distributed on that Distribution Date in the following order of priority:

    (i) to the Class A Certificateholders until the Class A Invested Amount is reduced to zero;

    (ii) to the Class B Certificateholders until the Class B Invested Amount is reduced to zero;

    (iii) to the Class C Certificateholders until the Class C Invested Amount is reduced to zero; and

    (iv) to the Class D Certificateholders until the Class D Invested Amount is reduced to zero.

      The Servicer will cause the Trustee to provide written notice to each Certificateholder, the Transferor, each Rating Agency and the Luxembourg Stock Exchange of any election by the Servicer not to extend the Initial Principal Payment Date. The Servicer will cause the Trustee to mail such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.

Postponement of Controlled Accumulation Period

      The Controlled Accumulation Period is currently expected to commence at the close of business on June 30, 2002. However, the date on which the Controlled Accumulation Period actually commences may be delayed if the Accumulation Period Length is less than the number of months remaining between the Period Length Determination Date and the Class A Scheduled Payment Date. On June 13, 2002, the Servicer will determine the "Accumulation Period Length." The "Accumulation Period Length" will be one, two, three or four months and will be calculated as the product, rounded upwards to the nearest integer, of
(a) four and (b) a fraction, the numerator of which is the Invested Amount as of June 13, 2002 (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of June 13, 2002 (after giving effect to all changes therein on such date) of all other outstanding Series whose respective revolving periods are not scheduled to end before the last day of the October 2002 Monthly Period. Depending on whether the Accumulation Period Length is one month, two months, three months or four months, the "Accumulation Period Commencement Date" will be the first day of the October 2002 Monthly Period, the September 2002 Monthly Period, the August 2002 Monthly Period or the July 2002 Monthly Period, respectively. Notwithstanding the foregoing, the Accumulation Period Commencement Date will be July 1, 2002 if, prior to such date, any other outstanding Series has entered into an early amortization period. The effect of the foregoing calculation is to reduce the Accumulation Period Length based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

Interest Collections; Principal Collections

      The Servicer will allocate the aggregate amount of Collections available in the Collection Account (or shall instruct the Trustee to so allocate from amounts on deposit in the Collection Account if all Collections are being deposited therein as described below under "--Application of Collections-- Allocations") on each business day to Interest Collections and Principal Collections. "Collections" are payments in respect of the Receivables, including proceeds from any Collateral Security. "Interest Collections" are calculated as the sum of (A) all collections of interest and other fees on the Receivables, (B) all Imputed Yield Collections (if a Discount Factor is then in effect), (C) investment earnings on amounts on deposit in the Trust Accounts (as defined herein) on such business day and (D) Recoveries on such business day. The Transferor may designate as interest collections ("Imputed Yield Collections") a percentage (the "Discount Factor") of the amount of Receivables arising after that designation that would otherwise be Principal Receivables. The Discount Factor, if any, may vary from time to time (subject to the limitations set forth in the Series 1999-1

Supplement), and initially will be zero. "Principal Collections" are Collections other than Interest Collections. "Trust Accounts" include the Interest Funding Account, the Principal Account, the Distribution Account, the Collection Account, the Excess Funding Account and the Pre-Funding Account (each as defined under "--Trust Accounts"). "Recoveries" are amounts received by the Servicer in respect of Receivables that were previously charged-off as uncollectible in accordance with its customary servicing procedures.

Subordination of the Class B Certificates

      The Class B Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Interest Collections allocated to the Class B Certificateholders will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

      The Class C Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. To the extent the Class C Invested Amount is reduced, the percentage of Interest Collections allocated to the Class C Certificateholders will be reduced. Moreover, to the extent the amount of such reduction in the Class C Invested Amount is not reimbursed, the amount of principal distributable to the Class C Certificateholders will be reduced.

      If, on any Determination Date, the aggregate Investor Default Amount (as defined herein), if any, for each business day in the preceding Monthly Period exceeds the sum of

    (a) the aggregate amount of Series Available Interest Collections applied to the payment thereof as described in clauses (iv) and (v) of "--Application of Collections--Payment of Fees, Interest, and Other Items,"

    (b) the amount of Excess Interest Collections allocated thereto as described in "--Reallocation of Cash Flows," and

    (c) the amount of Reallocated Principal Collections allocated with respect thereto as described in "--Reallocated Principal
        Collections,"

then the Class D Invested Amount will be reduced by the amount by which such aggregate Investor Default Amount exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Class D Invested Amount will thereafter be reimbursed and the Class D Invested Amount increased on each business day by the amount, if any, of Series Available Interest Collections and Excess Interest Collections allocated and available for that purpose. The Class D Invested Amount will initially be $28,000,000, will be reduced to $22,750,000 on the Distribution Date on which Series 1996-2 is paid in full and may be adjusted under the circumstances described under "-- The Overconcentration Amounts" below.

      If any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such preceding Monthly Period. Such reductions of the Class C Invested Amount will thereafter be reimbursed and the Class C Invested Amount increased during such Monthly Period by the amount, if any, of such Series Available Interest Collections and Excess Interest Collections for such business day allocated and available for that purpose.

      If any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Series Available Interest Collections and Excess Interest Collections for such business day allocated and available for that purpose.

      If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Series Available Interest Collections and Excess Interest Collections allocated and available for that purpose.

      See "--Reallocation of Cash Flows," "--Reallocated Principal Collections" and "--Investor Charge-Offs."

Transfer and Assignment of Receivables and Collateral Security

      Pursuant to the Purchase Agreement, Green Tree has contributed and sold to the Transferor all of its interest in the outstanding Receivables and the related Collateral Security, all the Receivables and the related Collateral Security arising in the Accounts from time to time thereafter, and the proceeds of all of the foregoing. Pursuant to the Pooling and Servicing Agreement, the Transferor has transferred and assigned to the Trust all of its interest in the outstanding Receivables and the related Collateral Security and all the Receivables and the related Collateral Security arising in the Accounts from time to time thereafter. The "Collateral Security" is the security interest in the assets securing a Receivable.

      Green Tree, for itself and as Servicer, will identify in its computer files that the Receivables have been assigned to the Trust. Green Tree, as Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of Green Tree and the physical documentation relating to the Receivables will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. Green Tree has filed one or more UCC-1 financing statements in accordance with the Uniform Commercial Code to perfect the Transferor's interest in the Receivables and the proceeds thereof, as applicable. The Transferor has filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables and the proceeds thereof. The UCC-1 financing statements that perfect Green Tree's (or the relevant subsidiary's) security interest in the Collateral Security will not be amended to reflect such transfers. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

Exchanges; Creation of New Series

      The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates, each of which may have one or more classes, and (ii) the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will evidence the Transferor Interest, will initially be held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more supplements (each, a "Supplement") to the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may tender such certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate (an "Exchange"). Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define for any newly issued Series certain terms including:

    (i)   its name or designation;

    (ii) its initial invested amount (or method for calculating such amount);

    (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series);

    (iv)  the closing date;

    (v)   the rating agency or agencies, if any, rating the Series;

    (vi) the interest payment date or dates and the date or dates from which interest shall accrue;

    (vii) the name of the clearing agency, if any;

    (viii) the method for allocating collections to certificateholders of such Series with respect to Principal Collections, Interest Collections, and Defaulted Receivables (as defined herein) and the method by which the principal amount of such Series will amortize or accrue;

    (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts;

    (x)   the percentage used to calculate monthly servicing fees;

    (xi)  the Minimum Transferor Interest (as defined herein);

    (xii) the credit enhancement provider, if applicable, and the terms of any credit enhancement with respect to such Series;

    (xiii) the base rate applicable to such Series;

    (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors;

    (xv)  the termination date of such Series;

    (xvi) any deposit into any account provided for such Series;

    (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class;

    (xviii) the fees, if any, to be included in funds available to certificateholders in such Series;

    (xix) the subordination, if any, of such new Series with respect to any other Series;

    (xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series;

    (xxi) the pool factor (consisting of a seven-digit decimal expressing the ratio of the invested amount to the initial invested amount);

    (xxii) whether such Series will be part of a group or subject to being paired with any other prefunded Series;

    (xxiii) whether such Series will be prefunded; and

    (xxiv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper

(all such terms, the "Principal Terms" of such Series).

None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Offered Certificates. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions, or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor currently intends to offer, from time to time, additional Series.

      The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Certificate may perform Exchanges and define the Principal

Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of a credit enhancement that is available only to that Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of credit enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of credit enhancement, the holder of the Exchangeable Transferor Certificate may deliver a different form of credit enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series or a particular class within such Series. Collections allocated to Interest Receivables not used to pay interest on the certificates, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such credit enhancement agreement, if applicable. The holder of the Exchangeable Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series or a particular class within such Series may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. The Series 1999-1 Supplement does not permit the subordination of the Certificates to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal Collections and Excess Interest Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement.

      An Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. The notice will state the designation of any Series to be issued on the date of the Exchange and the following:

    (i) its initial principal amount (or method for calculating such amount),

    (ii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series), and

    (iii) the provider of the credit enhancement, if any, which is expected to provide credit support with respect to it.

      The Pooling and Servicing Agreement provides that on the date of the Exchange, the Trustee will authenticate any such Series only upon delivery to the Trustee of the following:

    (i) a Supplement to the Pooling and Servicing Agreement specifying the Principal Terms of such Series,

    (ii) an opinion of counsel to the effect that the certificates of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes and that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series, including Series 1999-1, or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes,

    (iii) if required by such Supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect thereto executed by the Transferor and the issuer of the credit enhancement,

    (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then-outstanding Series rated by it, including Series 1999-1,

    (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and

    (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest, and (b) taking into account the certificates of the newly issued Series, more than 20% (by Invested Amount and by value) of the outstanding certificates issued by the Trust with respect to which no opinion of counsel was issued that the applicable class would be treated as debt for federal income tax purposes (including the Exchangeable Transferor Certificate and each Transferor Retained Class) shall, by their terms, be prohibited from being transferred.

      Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Certificate for a newly issued Exchangeable Transferor Certificate and a second certificate (a "Supplemental Certificate") the terms of which will be defined in a Supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

Representations and Warranties

      The Transferor has made and will make representations and warranties to the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that

    (a) as of the Cut-off Date, the Closing Date and the date of issuance of any other Series (a "Series Issuance Date") (or, in the case of an Additional Account, as of the date of its designation for inclusion in the Trust and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement,

    (b) as of the Cut-off Date (or as of the specified cut-off date, in the case of any Additional Accounts) or as of the date any Receivable is generated (a "Receivables Transfer Date"), each Receivable is an Eligible Receivable,

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

    (c) each Receivable and all Collateral Security conveyed to the Trust on the Closing Date and on each Receivables Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Transferor's right, title and interest in the Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and

    (d) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each such Receivable have been duly obtained.

      If the Transferor breaches any representation and warranty described in this paragraph, such breach remains uncured for 30 days (or such longer period as may be agreed to by the Trustee) after the earlier to occur of the discovery of such breach by the Transferor or the Servicer or receipt of written notice of such breach by the Transferor or the Servicer, and such breach has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series in any Receivable or Account, the Certificateholders' Interest and such other certificateholders' interests in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.

      Each Ineligible Receivable will be reassigned to the Transferor on or before the end of the Monthly Period in which such reassignment obligation arises by the Transferor directing the Servicer to deduct the balance of such Receivable (discounted by the Discount Factor, if any, for the Monthly Period preceding such Determination Date) from the Pool Balance (as defined under "-- Allocation Percentages"). If such deduction would cause the Transferor Interest to be less than the Minimum Transferor Interest on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), on the date on which such reassignment is to occur the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be less than the Minimum Transferor Interest (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"). If the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Transferor Interest is not reduced below the Minimum Transferor Interest and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

      The Transferor will make representations and warranties to the Trust in the Pooling and Servicing Agreement to the effect, among other things, that as of the closing date of each Series

    (a) the Transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement,

    (b) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal, Minnesota and Delaware law,

    (c) the execution and delivery of the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part,

    (d) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Transferor, and

    (e) the transfer of Receivables and the Collateral Security by it to the Trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables and the Collateral Security (other than Receivables in Accounts designated as Additional Accounts after such closing date), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain liens permitted pursuant to the Pooling and Servicing Agreement) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof.

      In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate investor interest of the related Series outstanding may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The amount to be deposited by the Transferor for distribution to certificateholders in connection with such reassignment will be equal to the invested amount for all Series of certificates required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to

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


all interest accrued but unpaid on such certificates at the applicable certificate rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding Account (each as defined under "--Trust Accounts") in respect of interest on such certificates for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the certificateholders with respect to any breach of the Transferor's representations and warranties.

      An "Eligible Account" is defined to mean, as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), an arrangement to provide a revolving extension of credit by Green Tree or one of its subsidiaries to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, as of the date of determination thereof,

    (a) that is in existence and maintained with Green Tree or such subsidiary,

    (b) that is payable in United States dollars,

    (c) that is with a Dealer whose most recent billing address is in the United States or its territories or possessions,

    (d) that has been originated by Green Tree or such subsidiary in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards,

    (e) in respect of which no amounts have been charged off by Green Tree or such subsidiary as uncollectible in its customary and usual manner as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), and

    (f) that is with a Dealer that is not involved in insolvency proceedings.

The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

      An "Eligible Receivable" is defined to mean each Receivable

    (a) that was originated or acquired by Green Tree or one of its subsidiaries in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards,

    (b) that has arisen under an Eligible Account,

    (c) that was created in compliance with all requirements of law applicable thereto and pursuant to a floorplan or asset-based financing agreement that complies with all requirements of law applicable thereto,

    (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Green Tree or such subsidiary or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree or such subsidiary of the related floorplan or asset-based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable,

    (e) as to which, at the time of its creation, the Transferor had good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement), and at all times following the transfer of such Receivables to the Trust, the Trust will have good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement) or the grant of a first priority security interest therein,

    (f) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer, in accordance with its terms (with certain bankruptcy related exceptions),

    (g) that constitutes "chattel paper," an "account" or a "general intangible" under Article 9 of the Uniform Commercial Code as then in effect in the State of Minnesota,

    (h) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default,

    (i) that has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein and in the related Collateral Security (including any proceeds thereof),

    (j) that at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer,

    (k) as to which, at the time of transfer of such Receivable to the Trust, Green Tree (or such subsidiary) and the Transferor have satisfied all their

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

        respective obligations with respect to such Receivable required to be satisfied at such time,

    (l) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree or such subsidiary nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein, and

    (m) that represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance products or the accounts receivable arising from the sale of such products.

      In addition, participation interests described above under "Green Tree Financial Corporation and Its Commercial Lending Division--Participations in Floorplan Receivables" and Receivables described above under "Green Tree Financial Corporation and Its Commercial Lending Division--Participation Arrangements" will be Receivables.

      The Trustee will not make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust Portfolio.

Addition of Accounts

      Subject to the conditions described below, the Transferor will have the right to designate, from time to time, Additional Accounts to be included as Accounts with respect to the Trust. In addition, the Transferor will be required to designate Additional Accounts if (i) the Transferor Interest on the last day of any Monthly Period is less than the Minimum Transferor Interest or
(ii) the Pool Balance is less than the Minimum Aggregate Principal Receivables (less any amounts in the Excess Funding Account or amounts deposited in the Principal Account with respect to any Series from the Excess Funding Account). The Transferor will convey to the Trust its interest in all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The "Minimum Transferor Interest" is the sum of the product, for each Series, of (a) its Minimum Transferor Percentage and (ii) its invested amount. The "Minimum Transferor Percentage" for Series 1999-1 is 4%.

      Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts and may have been originated by Green Tree using credit criteria different from those which were applied by Green Tree to the initial Accounts.

      A conveyance by the Transferor to the Trust of Receivables in Additional Accounts is subject to the following conditions, among others:

    (i) each such Additional Account must be an Eligible Account;

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

    (ii) the Transferor shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur;

    (iii) the Transferor shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any credit enhancement provider;

    (iv) the Transferor shall deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee, each Rating Agency and any credit enhancement provider, and

    (v) if the Automatic Addition Condition (as described below) is not satisfied, the applicable Rating Agencies shall have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of the Certificates or any other rated outstanding Series or class of certificates.

      If the Automatic Addition Condition is satisfied and the Account being added will contain Receivables secured by a security interest in a type of product not previously financed by Green Tree, then such addition is subject to each Rating Agency confirming that the addition of such Account would not result in the reduction or the withdrawal of the rating of the Certificates.

      The "Automatic Addition Condition" means, with respect to the addition of Accounts, that

    (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by Green Tree does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter,

    (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period,

    (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been delinquent for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and

    (iv) the annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition.

      In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts that would have a material effect on the composition of the assets of the Trust.

Removal of Accounts

      The Transferor shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Transferor (or the Servicer on its behalf) shall, among other things,

    (i) on or before the fifth business day prior to the Determination Date on which such removal will occur (the "Removal Date"), furnish to the Trustee, any credit enhancement provider and each Rating Agency a written notice (the "Removal Notice") specifying the Removal Date;

    (ii) on or before the fifth business day after the Removal Date, the Transferor shall have furnished to the Trustee a computer file, microfiche list or other list of the Accounts (the "Removed Accounts") that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Principal Receivables therein;

    (iii) represent and warrant that the removal of any such Eligible Account on the Removal Date will not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or cause the Transferor Interest to be less than the Minimum Transferor Interest amount as of such date;

    (iv) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interest of the certificateholders were utilized in selecting the Removed Accounts;

    (v) obtain a statement from each Rating Agency that such removal will not result in a reduction or withdrawal of the rating of the Class A or Class B Certificates or any other outstanding Series or class of certificates; and

    (vi) on or before the related Removal Date, deliver to the Trustee and any credit enhancement provider an Officer's certificate confirming the items set forth in clauses (iii), (iv) and (v) above and a Tax Opinion with respect to such removal.

      All Receivables existing in the Removed Accounts will be reassigned to the Transferor as of the Removal Date. On any date on which an Account becomes an Ineligible Account (which date will be deemed the Removal Date for such Account), the Transferor will commence the removal of such Account from the Trust. However, all Receivables existing in any such Account (other than an Account that was an Ineligible Account at the time it was originally designated as an Account) as of the Removal Date will continue to be a Trust asset.

      Accounts that are terminated by their Dealers after they have paid the related Receivables in full will be deemed to be removed from the Trust without having to follow the procedures described above.

Trust Accounts

      The Trustee will establish and maintain with a Qualified Institution in the name of the Trust, for the benefit of the Certificateholders, two separate accounts, each in a segregated trust account (which need not be a deposit account), consisting of an "Interest Funding Account" and a "Principal Account." The Trustee will also establish a "Distribution Account" for the benefit of the certificateholders of each Series which will be a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer will establish and maintain, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which will be a segregated account established by and maintained by the Servicer with a Qualified Institution. A "Qualified Institution" is a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investor Services, Inc. ("Moody's), of A-1+ by Standard & Poor's, a division of McGraw-Hill, Inc. ("Standard & Poor's"), and of F-1+ by Fitch IBCA, Inc. ("Fitch") if rated by Fitch or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aaa by Moody's, of AAA by Standard & Poor's and of AAA by Fitch if rated by Fitch and deposit insurance provided by the Federal Deposit Insurance Corporation, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's. Funds in the Principal Account and the Interest Funding Account will be invested, at the direction of the Transferor, in "Cash Equivalents" consisting of:

    (i)  obligations fully guaranteed by the United States of America,

    (ii) time deposits, promissory notes, or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which are rated P-1 by Moody's, A-1+ by Standard & Poor's and F-1+ by Fitch if rated by Fitch,

    (iii) commercial paper having, at the time of the Trust's investment, a rating of P-1 by Moody's, of A-1+ by Standard & Poor's and F-1+ by Fitch if rated by Fitch,

    (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above,

    (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, each of Moody's, Standard & Poor's and Fitch (each, a "Rating Agency"),

    (vi) certain open end diversified investment companies,

    (vii) Eurodollar time deposits that have been rated P-1 by Moody's, A-1+ by Standard & Poor's and F-1+ by Fitch if rated by Fitch, and

    (viii) any other investment that each Rating Agency confirms in writing will not adversely affect its then current rating of any outstanding Certificates.

Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be deposited in the Collection Account as part of Series Available Interest Collections. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, for the purpose of carrying out the Servicer' duties under the Pooling and Servicing Agreement. The agent making payments to the Certificateholders (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Certificateholders. The Paying Agent initially will be the Trustee.

Excess Funding Account

      The Trustee will establish and maintain in the name of the Trust, for the benefit of the certificateholders of all Series, an "Excess Funding Account" which will be a segregated account established by and maintained by the Servicer with a Qualified Institution. At any time during which the Transferor Interest (plus any funds deposited in the Principal Account with respect to any Series from the Excess Funding Account) does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. No funds will be deposited in the Excess Funding Account, however, if any Series is in an amortization or accumulation period (including any early amortization period), unless the principal account for such Series has been fully funded for such Monthly Period.

      Any funds on deposit in the Excess Funding Account at the beginning of the Controlled Accumulation Period or Early Amortization Period will be deposited in the Principal Account as part of Class A Principal, Class B Principal, or Class C Principal, as applicable, for any Distribution Date. In the event that more than one Series begins its amortization or accumulation period at the same time, amounts on deposit in the Excess Funding Account (other than any amounts in the Class D Subaccount) will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. A Pay Out Event will occur if the sum of all Cash Equivalents and other amounts on deposit in the Excess Funding Account as a percentage of the sum of the aggregate amount of Principal Receivables (without deducting therefrom any discount portion) plus the amount on deposit in the Excess Funding Account shall equal or exceed 50% on the last day of six consecutive Monthly Periods.

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


      Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Interest Collections. Amounts, if any, in the Excess Funding Account may be expected to earn interest at a rate that is less than the Base Rate (as defined under "-- Coverage of Certain Interest Shortfalls"). The difference between the amount of interest actually earned on investments in the Excess Funding Account on any day and the amount of interest that would have been earned on such investments at the Base Rate is the "Negative Carry Amount" for such day. See "--Coverage of Certain Interest Shortfalls" below.

Pre-Funding Account

      The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the "Pre-Funding Account." The Pre-Funding Account will be established and maintained with the trust department of the Trustee. Funds on deposit in the Pre-Funding Account (the "Pre-Funded Amount") will be withdrawn and paid to the Transferor during the period from October 1, 1999 to December 31, 1999 (the "Funding Period") as a result of (a) funds being deposited in the principal account for Series 1996-2, or (b) an increase in the amount of Receivables in the Trust, in accordance with the Series 1999-1 Supplement. If a Pay Out Event were to occur during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account would be payable as principal first to the Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and then to the Class D Certificateholders until the Class D Invested Amount is paid in full. Should the Pre-Funded Amount be greater than zero at the end of the December 1999 Monthly Period, such amount will be deposited in the Excess Funding Account.

      All amounts on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents. On each Distribution Date with respect to the Funding Period, all investment income earned on amounts in the Pre-Funding Account since the preceding Distribution Date will be withdrawn from the Pre-Funding Account and deposited into the Collection Account for application as Series Available Interest Collections for distribution to the Certificateholders.

      Amounts on deposit in the Pre-Funding Account may be expected to earn interest at a rate that is less than the Base Rate. In addition, no Interest Collections will be allocated to the Pre-Allocated Invested Amount until Series 1996-2 is paid in full. See "--Coverage of Certain Interest Shortfalls" for a discussion of sources intended to cover such interest shortfalls.

Allocation Percentages

      Pursuant to the Pooling and Servicing Agreement, during each Monthly Period, the Servicer will allocate all Interest Collections and Principal Collections and the

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


amount of all Defaulted Receivables among the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C
Certificateholders' Interest, the Class D Certificateholders' Interest, the Transferor Interest, and the holders of all other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements.

      Interest Collections and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period, to the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest and the Class D Certificateholders' Interest, based on the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, or the Class D Invested Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) as of the end of the preceding business day and
(b) the sum of the numerator for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage," the "Class C Floating Allocation Percentage," and the "Class D Floating Allocation Percentage," respectively; the sum of all such percentages, the "Floating Allocation Percentage").

      During the Revolving Period, all Principal Collections allocable to the Certificates will be allocated and paid to the Transferor (except for collections applied as Reallocated Principal Collections and Shared Principal Collections paid to the holders of certificates of other Series, if any, and except for any funds deposited in the Excess Funding Account). On any business day during the Controlled Accumulation Period or the Early Amortization Period, Principal Collections will be allocated to the Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount or the Class D Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "Class A Fixed/Floating Allocation Percentage," the "Class B Fixed/Floating Allocation Percentage," the "Class C Fixed/Floating Allocation Percentage," and the "Class D Fixed/Floating Allocation Percentage," respectively; the sum of all such percentages the "Fixed/Floating Allocation Percentage").

      On any business day when Principal Collections are being allocated for payment to the Class A, Class B or Class C Certificates, Principal Collections will be allocated to the Class A, Class B or Class C Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "ABC Fixed/Floating Allocation Percentage"). Because the allocation percentages are based on the Invested Amount, the 1999-1 Certificates will not be allocated any Interest Collections in respect of the Pre-Funded Amount until Series 1996-2 is paid in full. Also, if a Pay Out Event occurs with respect to the Series 1999-1 Certificates prior to the payment in full of the Series 1996-2 Certificates, Series 1999-1 Certificateholders will receive no allocations of principal with respect to the Pre-Funded Amount until the Series 1996-2 Certificates are paid in full, which is expected to occur in December 1999. No assurance can be given, however, as to when the Series 1996-2 Certificates will be paid in full. See "Risk Factors--Series 1999-1 is a companion series with Series 1996-2 and may experience delay in allocations of principal."

      "Pool Balance" means, as of the time of determination thereof, the product of (i) the total amount of Principal Receivables at such time multiplied by (ii) one minus the Discount Factor, if any.

      "Class A Invested Amount" means an amount equal to

      (a) the initial principal balance of the Class A Certificates, minus (i) the Class A Percentage of the Pre-Allocated Invested Amount, plus (ii) the Class A Percentage of (x) any withdrawals from the Pre-Funding Account in connection with the addition of Receivables to the Trust and (y) after Series 1996-2 is paid in full, the Pre-Allocated Invested Amount less the amount in clause (x), plus (iii) the Class A Percentage of any withdrawals from the Pre-Funding Account at the end of the Funding Period, for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class A Certificateholders prior to such date,

               minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," and plus (d) the aggregate amount of Series Available Interest Collections, Excess Interest Collections and Reallocated Principal Collections (defined under "--Reallocated Principal Collections") applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c).

      "Class B Invested Amount" for any date means an amount equal to

      (a) the initial principal balance of the Class B Certificates, minus (i) the Class B Percentage of the Pre-Allocated Invested Amount, plus (ii) the

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


          Class B Percentage of (x) any withdrawals from the Pre-Funding Account in connection with the addition of Receivables to the Trust and (y) after Series 1996-2 is paid in full, the Pre-Allocated Invested Amount less the amount in clause (x), plus
          (iii) the Class B Percentage of any withdrawals from the Pre-Funding Account at the end of the Funding Period, for deposit into the Excess Funding Account,

               minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class B Certificateholders prior to such date,

               minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs,"

               minus (d) the aggregate amount of Reallocated Class B Principal Collections (defined under "--Reallocated Principal Collections") for which neither the Class D Invested Amount nor the Class C Invested Amount has been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Series Available Interest Collections, Excess Interest Collections and Reallocated Class C Principal Collections and Reallocated Class D Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

      "Class C Invested Amount" for any date means an amount equal to

      (a) the initial principal balance of the Class C Certificates, minus (i) the Class C Percentage of the Pre-Allocated Invested Amount, plus (ii) the Class C Percentage of (x) any withdrawals from the Pre-Funding Account in connection with the addition of Receivables to the Trust and (y) after Series 1996-2 is paid in full, the Pre-Allocated Invested Amount less the amount in clause (x), plus (iii) the Class C Percentage of any withdrawals from the Pre-Funding Account at the end of the Funding Period, for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class C Certificateholders prior to such date,

               minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections (defined under "--Reallocated Principal Collections") for which the Class D Invested Amount has not been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Series Available Interest Collections, Excess Interest Collections, Reallocated Class D Principal Collections and certain other amounts as may be available applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

      "Class D Invested Amount" means an amount equal to

      (a) the initial principal balance of the Class D Certificates,

               plus (b) the Class D Incremental Invested Amount (described below under "--The Overconcentration Amounts") for the related Monthly Period,

               minus (c) $5,250,000 when the Series 1996-2 Certificates are paid in full,

               plus (d) any Additional Class D Invested Amount,

               minus (e) the aggregate amount of principal payments made to Class D Certificateholders prior to such date,

               minus (f) the aggregate amount of Class D Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class D Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs,"

               minus (g) the aggregate amount of Reallocated Class D Principal Collections (defined under "--Reallocated Principal Collections") for all prior Distribution Dates,

               plus (h) the aggregate amount of Series Available Interest Collections and Excess Interest Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (f) and (g).

      "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount.

      "Class A Percentage," "Class B Percentage" and "Class C Percentage" means, respectively, the percentage derived from dividing the initial principal amount of the related Class by the sum of the initial principal amounts of all of those Classes.

      "Transferor's Percentage" means (a) when used with respect to Principal Collections during the Revolving Period and Interest Collections and the amount of

Defaulted Receivables at all times, 100% minus the sum of the Floating Allocation Percentage and the floating allocation percentages for all other Series and (b) when used with respect to Principal Collections during the Controlled Accumulation Period or Early Amortization Period, 100% minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

      As a result of the Floating Allocation Percentage, Interest Collections and the portion of Defaulted Receivables allocated to the Certificateholders will change each business day based on the relationship of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, and Class D Invested Amount to the Pool Balance and amounts on deposit in the Excess Funding Account on the preceding business day.

The Overconcentration Amounts

      The Class D Invested Amount will be adjusted to reflect, on each Distribution Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are Asset-Based Receivable Overconcentrations, Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations (the "Overconcentration Amount") allocable to the Certificateholders' Interest. The Overconcentration Amount is intended to provide additional protection to Class A, Class B and Class C Certificateholders against the risk of a decrease in credit diversification of the Receivables caused by such Overconcentrations. There can be no assurance, however, that the adjustment to the Class D Invested Amount will provide sufficient protection against losses on the Receivables. Moreover, if Green Tree is unable to continue to generate new Receivables that satisfy these diversification requirements, the resulting increase in the Class D Invested Amount due to the Overconcentration Amount, resulting in a corresponding decrease in the Transferor Interest, could cause a Pay Out Event to occur.

      "Asset-Based Receivable Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts for Asset-Based Receivables on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 20% of the Principal Receivables on the last day of such immediately preceding Monthly Period.

      "Dealer Overconcentration" on any Distribution Date means, with respect to any Account with a Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 2% of the Principal Receivables on the last day of such immediately preceding Monthly Period. Certain designated Dealers may be subject to a higher percentage limit with Rating Agency approval, but in no case higher than 3%.

      "Manufacturer Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Floorplan Agreements with a single Manufacturer on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 10% of the Principal Receivables on the last day of such immediately preceding Monthly Period. Certain designated manufacturers may be subject to a higher percentage limit with Rating Agency approval, but in no case higher than 20%.

      "Product Line Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in the Accounts that represent financing for a single product line (other than Asset-Based Receivables and Receivables that represent financing for manufactured housing) on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 5% for marine products, 25% for recreational vehicles, 10% for lawn and garden equipment, and 10% for any other products in total, of the Principal Receivables on the last day of such immediately preceding Monthly Period. If Receivables are transferred to the Trust in the future and such Receivables are secured by products in a product line that is new to the Trust, the Rating Agencies may create a separate category of product line overconcentration with its own overconcentration limits, and such new product line overconcentration will become part of the Overconcentration Amount.

      The Class D Invested Amount will be adjusted to reflect changes in the Class D Incremental Invested Amount, as described under "--Allocation Percentages" above. The "Class D Incremental Invested Amount" for any Monthly Period will equal the product of (a) a fraction, the numerator of which is the Invested Amount (exclusive of the Class D Incremental Invested Amount) on the last day of the immediately preceding Monthly Period, and the denominator of which is the Pool Balance on such last day, times (b) the Overconcentration Amount for the Distribution Date in such Monthly Period.

      Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) for such Overconcentration may be increased or decreased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class B Certificates. Any such increase in such a percentage may involve an adjustment, upward or downward, of the Class D Invested Amount (if upward, an "Additional Class D Invested Amount").

Reallocation of Cash Flows

      On the first business day following the end of each Monthly Period, the Servicer will determine the Required Amount, if any. Commencing on such first business day, the Servicer will apply all or a portion of the Excess Interest Collections of other Series with respect to such business day allocable to the Series 1999-1 Certificates in an amount equal to the remaining Required Amount. Excess Interest Collections from other Series allocable to the Series 1999-1 Certificates for any business day will be equal to the product of (x) Excess Interest Collections available from all other Series for such business day and
(y) a fraction, the numerator of which is the Required Amount

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

for such business day and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Interest Collections for all Series for such business day.

Reallocated Principal Collections

      On the first business day following the end of each Monthly Period, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class D Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class D Floating Allocation Percentage or (ii) during the Controlled Accumulation Period or Early Amortization Period, the Class D Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class D Principal Collections"):

    (a) an amount equal to the sum of (i) the remaining Class A Required Amount, if any, with respect to the prior Monthly Period, (ii) the remaining Class B Required Amount, if any, with respect to the prior Monthly Period and (iii) the remaining Class C Required Amount, if any, with respect to the prior Monthly Period will be applied first to the components of the Class A Required Amount, then to the components of the Class B Required Amount and then to the components of the Class C Required Amount in the same priority in which Available Series Interest Collections are applied to such components as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class D Principal Collections) (i) on business days with respect to the Revolving Period and the Controlled Accumulation Period or Early Amortization Period prior to the payment in full of the Class C Invested Amount will be paid to the Transferor in order to maintain the Class D Invested Amount, (ii) on business days during the Controlled Accumulation Period following payment in full of the Class C Invested Amount will be included in the funds available to make principal payments to the Class D Certificateholders until the Class D Invested Amount is paid in full and (iii) on business days during an Early Amortization Period will be deposited in a subaccount (the "Class D Subaccount") of the Excess Funding Account to be held until the Class C Invested Amount is paid in full and to be available to be applied as Reallocated Class D Principal Collections.

      On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class C Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class C Floating Allocation Percentage or (ii) during the Controlled Accumulation Period or Early Amortization Period, the Class C Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with

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

respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class C Principal Collections"):

    (a) an amount equal to the sum of (i) the remaining Class A Required Amount, if any, with respect to the prior Monthly Period over the amount of Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period and (ii) the remaining Class B Required Amount, if any, with respect to the prior Monthly Period over the amount of Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period, will be applied first to the remaining components of the Class A Required Amount and then to the remaining components of the Class B Required Amount in the same priority in which Series Available Interest Collections are applied to such components as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class C Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to the Controlled Accumulation Period or Early Amortization Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Class C Certificateholders until the Class C Invested Amount is paid in full.

      On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class B Floating Allocation Percentage or (ii) during the Controlled Accumulation Period or Early Amortization Period, the Class B Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class B Principal Collections" and the sum of Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections is called "Reallocated Principal Collections"):

    (a) an amount equal to the excess, if any, of the remaining Class A Required Amount, if any, with respect to the prior Monthly Period over the sum of the amount of Reallocated Class D Principal Collections and Reallocated Class C Principal Collections applied with respect thereto for the prior Monthly Period will be applied to the remaining components of the Class A Required Amount in the same priority in which Series Available Interest Collections are applied to such components as described in "--Application of Collections-- Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class B Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to the Controlled Accumulation Period or Early Amortization Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full.

      On each Determination Date, the Class D Invested Amount will be reduced by the amount of unreimbursed Reallocated Principal Collections for the related Monthly Period. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that the amount of Reallocated Principal Collections for such Distribution Date would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero. In the event that the amount of Reallocated Principal Collections for such Distribution Date would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Reallocated Class B Principal Collections on such Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

      "Class A Required Amount" is the amount determined by the Servicer on each Business Day in a Monthly Period equal to the excess, if any, of (x) the sum of (i) Class A Monthly Interest for the prior Monthly Period, (ii) any Class A Monthly Interest due but not paid on any previous Distribution Date plus any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) if Green Tree or an Affiliate of Green Tree is no longer the Servicer, the Class A Floating Allocation Percentage of the Monthly Servicing Fee for the prior Monthly Period and (iv) the Class A Floating Allocation Percentage of the Default Amount, to the extent not previously paid, for any Business Day in the prior Monthly Period over (y) the Series Available Interest Collections plus any Excess Interest Collections from other Series allocated with respect to the amounts described in clauses (x)(i) through (iv).

      "Class B Required Amount" is the amount determined by the Servicer on each Business Day in a Monthly Period equal to the excess, if any, of (x) the sum of (i) Class B Monthly Interest for the prior Monthly Period, (ii) any Class B Monthly Interest due but not paid on any previous Distribution Date plus any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) if Green Tree or an Affiliate of Green Tree is no longer the Servicer, the Class B Floating Allocation Percentage of the Monthly Servicing Fee for the prior Monthly Period and (iv) the Class B Floating Allocation Percentage of the

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

Default Amount, to the extent not previously paid, for any Business Day in the prior Monthly Period over (y) the Series Available Interest Collections plus any Excess Interest Collections from other Series allocated with respect to the amounts described in clauses (x)(i) through (iv).

      "Class C Required Amount" is the amount determined by the Servicer on each Business Day in a Monthly Period equal to the excess, if any, of (x) the sum of (i) if the Class A Certificates and Class B Certificates have been reduced to zero, interest accrued on the Class C Certificates for the prior Monthly Period, (ii) if the Class A Certificates and Class B Certificates have been reduced to zero, any interest due on the Class C Certificates but not paid on any previous Distribution Date plus any interest at the Class C Certificate Rate (to the extent lawful) on interest on the Class C Certificates previously due but not paid to the Class C Certificateholders on a prior Distribution Date, (iii) if Green Tree or an Affiliate of Green Tree is no longer the Servicer, the Class C Floating Allocation Percentage of the Monthly Servicing Fee for the prior Monthly Period and (iv) the Class C Floating Allocation Percentage of the Default Amount, to the extent not previously paid, for any Business Day in the prior Monthly Period over (y) the Series Available Interest Collections plus any Excess Interest Collections from other Series allocated with respect to the amounts described in clauses (x)(i) through (iv).

Application of Collections

      Allocations. Payments on the Receivables will be made to the Servicer, and it will deposit all such payments (other than collections allocable to the Exchangeable Transferor Certificate, subject to certain exceptions specified herein) in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below. However, as long as Green Tree or any affiliate of Green Tree remains the Servicer, then the Servicer may make such deposits and payments on a net basis on the business day immediately prior to the Distribution Date (the "Transfer Date") of such deposits and if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of credit enhancement rated in the highest rating category by each Rating Agency covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from any Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding or
(b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's, A-1 by Standard & Poor's and F-1 by Fitch. During the Revolving Period, upon the retail sale of a product securing a Receivable where Green Tree is providing the customer financing for such retail sale, Green Tree will not, except under certain limited circumstances, be obligated to deposit cash in the Collection Account in respect of the principal amount of such Receivable but may instead replace such Receivable with other Receivables.

      If clause (a) or clause (b) set forth in the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the

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Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing collections on the Receivables.

      Notwithstanding the foregoing, whether the Servicer is required to make daily or monthly deposits to the Collection Account, the Servicer is only required to deposit Collections from the Collection Account into any Trust Account or any account for any other Series up to the required amount to be deposited therein and is permitted to withdraw from the Collection Account any funds not required to be so deposited.

      The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

    (i) an amount equal to the Transferor Percentage plus, prior to the Class D Principal Payment Commencement Date, the Class D Floating Allocation Percentage or the Class D Fixed/Floating Allocation Percentage, as applicable, of the aggregate amount of Principal Collections (less the amount thereof which may be applied as Reallocated Class D Principal Collections) and any amounts to be paid in respect of the Class D Investor Default Amount will be paid to the Transferor to maintain the Class D Invested Amount;

    (ii) an amount equal to the Transferor Percentage of the aggregate amount of Interest Collections will be paid to the holder of the Exchangeable Transferor Certificate to the extent such funds are not applied to cover Negative Carry Amounts or Principal Funding Investment Shortfalls, or allocated to any Series as set forth in the applicable Supplement;

    (iii) an amount equal to the sum of (a) the Floating Allocation Percentage of the aggregate amount of Interest Collections and (b) Excess Interest Collections of other Series allocable to Series 1999-1, will be allocated and paid as described below in "-- Payment of Fees, Interest, and Other Items;"

    (iv) during the Revolving Period, an amount equal to the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) will be applied as Shared Principal Collections;

    (v) during the Controlled Accumulation Period or Early Amortization Period and prior to the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Amount, an amount equal to the ABC Fixed/Floating Allocation Percentage of Principal Collections

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

         (less the amount thereof which may be applied as Reallocated Class B Principal Collections or Reallocated Class C Principal Collections), any amount on deposit in the Excess Funding Account (exclusive of any amount in the Class D Subaccount), any amounts to be paid in respect of the ABC Investor Default Amount, Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day up to (a) during the Controlled Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Class A Invested Amount, will be deposited in the Principal Account;

    (vi) during the Controlled Accumulation Period or Early Amortization Period and on or after the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, an amount equal to the ABC Fixed/Floating Allocation Percentage of such Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections or Reallocated Class C Principal Collections), any remaining amount on deposit in the Excess Funding Account (exclusive of any amount in the Class D Subaccount), any amounts to be paid in respect of the ABC Investor Default Amount, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day, up to (a) during the Controlled Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Class B Invested Amount, will be deposited in the Principal Account;

    (vii) during the Controlled Accumulation Period or Early Amortization Period and on or after the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, an amount equal to the ABC Fixed/Floating Allocation Percentage of such Principal Collections (less the amount thereof which may be applied as Reallocated Class C Principal Collections), any remaining amount on deposit in the Excess Funding Account (exclusive of any amount in the Class D Subaccount), any amounts to be paid in respect of the ABC Investor Default Amount, and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day, up to the Class C Invested Amount, will be deposited into the Principal Account;

    (viii) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any Principal Shortfalls with respect to any Series which is in its amortization period. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Certificate; and

    (ix) Excess Interest Collections (as defined herein) will be allocated as set forth below in paragraph (xiv) to "--Payment of Fees, Interest, and Other Items."

      Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on

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

any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor will be deposited into and held in the Excess Funding Account, and on the commencement of the accumulation period or amortization period with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of certificates of such Series have been paid in full. See "--Excess Funding Account."

      Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the Floating Allocation Percentage of Interest Collections (the "Series Available Interest Collections") and will distribute from the Collection Account the following amounts in the following priority (in each case, subject to the limit of the Series Available Interest Collections less all amounts distributed pursuant to a higher priority):

    (i) an amount equal to the excess of

      (A) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and
          (3) any additional interest (to the extent permitted by applicable law) at the Class A Certificate Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over

      (B) the amount which has already been deposited in the Interest Funding Account with respect to clause (i)(A) in the current Monthly Period,

    will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Certificateholders;

    (ii) an amount equal to the excess of

      (A) the sum of (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and
          (3) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to Class B Monthly Interest amounts that were due but not paid in a prior Monthly Period over

      (B) the amount which has already been deposited in the Interest Funding Account with respect to clause (ii)(A) in the current Monthly Period,

    will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

    (iii) if Green Tree or an affiliate of Green Tree is not the Servicer, an amount equal to the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer, will be distributed to the Servicer;


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    (iv) an amount equal to the sum of (1) the aggregate ABC Investor
         Default Amount for such business day and (2) the unpaid ABC Investor Default Amount for any prior business day during the then-current Monthly Period, will

      (A) during the Revolving Period, be treated as Shared Principal
          Collections,

      (B) during the Controlled Accumulation Period or Early Amortization Period on and prior to the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the Class A Certificateholders,

      (C) on and after the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the Class B Certificateholders, and

      (D) on and after the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (v) an amount equal to the sum of (1) the aggregate Class D Investor Default Amount for such business day and (2) the unpaid Class D Investor Default Amount for any prior business day during the then-current Monthly Period, will

      (A) during the Revolving Period and the Controlled Accumulation Period prior to the date on which an amount equal to the Class C Invested Amount has been deposited in the Principal Account, be paid to the Transferor in order to maintain the Class D Invested Amount,

      (B) during the Controlled Accumulation Period or Early Amortization Period following the date on which an amount equal to the Class C Invested Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the Class D Certificateholders, and

      (C) during the Early Amortization Period prior to the date on which an amount equal to the Class C Invested Amount has been deposited in the Principal Account, be deposited in the Class D Subaccount of the Excess Funding Account, to be held until the Class C Invested Amount has been paid in full, and to be available to be applied as Reallocated Class D Principal Collections;

    (vi) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be applied to reimburse Class A Investor Charge-Offs and

      (A) during the Revolving Period, the amount of such reimbursement will be treated as Shared Principal Collections,


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

      (B) during the Controlled Accumulation Period or Early Amortization Period but on and prior to the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, the amount of such reimbursement will be deposited in the Principal Account for payment to the Class A Certificateholders,

      (C) on and after the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, the amount of such reimbursement will be deposited in the Principal Account for payment to the Class B Certificateholders and

      (D) on and after the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, the amount of such reimbursement will be deposited in the Principal Account for payment to the Class C
          Certificateholders;

    (vii) an amount equal to the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been deposited in the Interest Funding Account with respect to the Class B Certificateholders either on such business day or on a prior business day, and (2) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to such interest amounts that were due but not paid to Class B Certificateholders in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

    (viii) an amount equal to the sum of (a) unreimbursed Class B Investor Charge-Offs, if any, and (b) any unreimbursed reduction in the Class B Invested Amount on account of Reallocated Principal Collections as described under "--Reallocated Principal Collections" will be applied to reimburse such Class B Investor Charge-Offs and such reduction and

      (A) during the Revolving Period, the amount of such reimbursement will be treated as Shared Principal Collections,

      (B) during the Controlled Accumulation Period or Early Amortization Period but prior to the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, the amount of such reimbursement will be deposited in the Principal Account for payment to the Class A Certificateholders,

      (C) on and after the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account but prior to the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, the amount of such reimbursement will be deposited in the Principal Account for payment to the Class B Certificateholders and

      (D) on and after the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, the

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

          amount of such reimbursement will be deposited in the Principal Account for payment to the Class C Certificateholders;

    (ix) an amount equal to the sum of (a) unreimbursed Class C Investor Charge-Offs, if any, and (b) any unreimbursed reduction in the Class C Invested Amount on account of Reallocated Principal Collections as described under "--Reallocated Principal Collections" will be applied to reimburse such Class C Investor Charge-Offs and such reduction and

      (A) during the Revolving Period, the amount of such reimbursement will be treated as Shared Principal Collections,

      (B) during the Controlled Accumulation Period or Early Amortization Period but prior to the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account, the amount of such reimbursement be deposited in the Principal Account for payment to the Class A Certificateholders,

      (C) on and after the date on which an amount equal to the Class A Invested Amount has been deposited in the Principal Account but prior to the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, the amount of such reimbursement be deposited in the Principal Account for payment to the Class B Certificateholders and

      (D) on and after the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account, the amount of such reimbursement be deposited in the Principal Account for payment to the Class C Certificateholders;

    (x) an amount equal to the sum of (a) unreimbursed Class D Investor Charge-Offs, if any, and (b) any unreimbursed reduction in the Class D Invested Amount on account of Reallocated Principal Collections as described under "--Reallocated Principal Collections" will

      (A) during the Revolving Period and during the Controlled
          Accumulation Period prior to the date on which an amount equal to the Class C Invested Amount has been deposited in the Principal Account, be paid to the Transferor,

      (B) during the Early Amortization Period, be deposited in the Class D Subaccount of the Excess Funding Account, to be held until the date on which an amount equal to the Class C Invested Amount has been deposited in the Principal Account and to be available to be applied as Reallocated Class D Principal Collections, and

      (C) during the Controlled Accumulation Period on or after date on which an amount equal to the Class C Invested Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the Class D
          Certificateholders;

    (xi) an amount equal to the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class C

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


        Certificates at the Class C Certificate Rate but has not been deposited in the Interest Funding Account with respect to the Class C Certificateholders either on such business days or on a prior business day, and (2) any additional interest (to the extend permitted by applicable law) at the interest rate on the Class C Certificates with respect to such interest amounts that are due but not paid to Class C Certificateholders in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class C Certificateholders;

    (xii) an amount equal to the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class D Certificates at the Class D Certificate Rate but has not been deposited in the Interest Funding Account with respect to the Class D Certificateholders either on such business days or on a prior business day, and (2) any additional interest (to the extend permitted by applicable law) at the interest rate on the Class D Certificate with respect to such interest amounts that are due but not paid to Class D Certificateholders in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class D Certificateholders;

    (xiii) if Green Tree or an affiliate of Green Tree is the Servicer, an amount equal to the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer; and

    (xiv) any Series Available Interest Collections remaining after making the above described distributions will be treated as "Excess Interest Collections" which will be available to cover shortfalls, if any, in amounts payable from Interest Collections to certificateholders of other Series and then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any. Excess Interest Collections which are not so used will be paid to the Transferor.

      "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates at the close of business on the first day of such Interest Accrual Period.

      "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) with respect to the Funding Period, the outstanding principal balance of the Class B Certificates at the close of business on the first day of such Interest Accrual Period and after the Funding Period, the Class B Invested Amount at the close of business on the first day of such Interest Accrual Period.

      "Required Amount" means on the first business day following a Monthly Period the amount, if any, by which the full amount to be paid pursuant to clauses (i)-(xiii) above in "--Payments of Fees, Interest, and Other Items" for such prior Monthly Period exceeds the portion of the Series Available Interest Collections applied to the payment of the amounts described in such clauses for such prior Monthly Period.

      Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (viii) of "--Allocations." On the Transfer Date preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, will withdraw the amount on deposit in the Principal Account and deposit such amount in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date. If the amount so distributed on the Class A Scheduled Payment Date is less than the Class A Invested Amount, the Class A Certificateholders will be entitled on each subsequent Distribution Date to receive principal payments to the extent of Class A Principal until the Class A Invested Amount is paid in full. The Class B Certificateholders will be entitled to receive payment of the Class B Invested Amount on the Class B Scheduled Payment Date, but only after the Class A Invested Amount has been paid in full. The Class C Certificateholders will be entitled to receive principal payments to the extent of Class C Principal until the Class C Invested Amount is paid in full only after the Class A Invested Amount and the Class B Invested Amount have been paid in full. The Class D Certificateholders will be entitled to receive principal payments only after the Class A Invested Amount, the Class B Invested Amount, and the Class C Invested Amount have been paid in full.

      "Class A Principal" with respect to any Distribution Date during the Controlled Accumulation Period or Early Amortization Period will equal the sum of,

    (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date,

    (ii) any amount on deposit in the Excess Funding Account (other than any amount in the Class D Subaccount) or the Pre-Funding Account allocated to the Class A Certificates with respect to the preceding Monthly Period,

    (iii) the aggregate ABC Investor Default Amount paid from Series Available Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Series Available Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, and

    (iv) Shared Principal Collections allocated to the Class A Certificates.


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


However, with respect to any Distribution Date during the Controlled Accumulation Period, Class A Principal will not exceed the lesser of (i) the Controlled Deposit Amount and (ii) the Class A Invested Amount. On the Series 1999-1 Termination Date, Class A Principal will be an amount equal to the Class A Invested Amount.

      "Class B Principal" with respect to any Distribution Date on or after the Class A Scheduled Payment Date will equal the sum of

    (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class A Invested Amount is deposited in the Principal Account to be applied to the payment of Class A Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made),

    (ii) any amount on deposit in the Excess Funding Account (other than any amount in the Class D Subaccount) or the Pre-Funding Account allocated to the Class B Certificates with respect to the preceding Monthly Period,

    (iii) the aggregate ABC Investor Default Amount paid from Series Available Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Series Available Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class B Investor Charge-Offs and Class C Investor Charge-Offs, and

    (iv) Shared Principal Collections allocated to the Class B Certificates.

However, with respect to any Distribution Date during the Controlled Accumulation Period, Class B Principal will not exceed the lesser of (i) the Controlled Deposit Amount and (ii) the Class B Invested Amount. On the Series 1999-1 Termination Date, Class B Principal will be an amount equal to the Class B Invested Amount.

      "Class C Principal" with respect to any Distribution Date on or after the date on which an amount equal to the Class B Invested Amount has been deposited in the Principal Account will equal the sum of

    (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class B Invested Amount is deposited in the Principal Account to be applied to the payment of Class B Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made),

    (ii) any amount on deposit in the Excess Funding Account (other than any amount in the Class D Subaccount) or the Pre-Funding Account allocated to the Class C Certificates with respect to the preceding Monthly Period,

    (iii) the aggregate ABC Investor Default Amount paid from Series Available Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Series Available Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class C Investor Charge-Offs, and

    (iv) Shared Principal Collections allocated to the Class C Certificates.

On the Series 1999-1 Termination Date, Class C Principal will be an amount equal to the Class C Invested Amount.

      On the Transfer Date preceding the date on which an amount equal to the Class C Invested Amount has been deposited in the Principal Account, and on each Transfer Date thereafter until the Trust is terminated or until the Class D Invested Amount is paid in full, the Trustee, acting in accordance with instructions from the Servicer, will withdraw amounts deposited into the Principal Account in respect of Principal Collections processed during the related Monthly Period and, to the extent of the Class D Invested Amount, deposit such amounts in the Distribution Account for distribution to the Class D Certificateholders on the next succeeding Distribution Date (the "Class D Principal"). The Class D Certificateholders will be entitled to receive principal payments to the extent of Class D Principal until the Class D Invested Amount is paid in full.

Coverage of Certain Interest Shortfalls

      To the extent of any shortfall in the amount of Series Available Interest Collections due to the accumulation of principal in the Excess Funding Account or the Principal Account and because no Interest Collections or Principal Collections will be allocated to the Pre-Allocated Invested Amount until Series 1996-2 is paid in full, the Transferor Interest Collections will be made available to cover the related Negative Carry Amount and such Principal Funding Investment Shortfall.

      The "Negative Carry Amount" is the difference between the amount of interest actually earned on investments in the Excess Funding Account and the Pre-Funding Account on any day and the amount of interest that would have been earned on such investments and, until Series 1996-2 is paid in full, the Pre-Allocated Invested Amount at the Base Rate on such day. The "Principal Funding Investment Shortfall" for any day is the difference between the amount of interest actually earned on investments in the Principal Account on that day and the amount of interest that would have been earned on such investments at the Base Rate for such day. The "Base Rate" is the sum of (i) the weighted average of the Class A Certificate Rate, the Class B Certificate Rate, the Class C Certificate Rate and the Class D Certificate Rate plus (ii) 2% per annum.

      Interest Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Interest Collections")

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

will be applied to cover any shortfalls with respect to amounts payable from Interest Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Interest Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Certificate.

Defaulted Receivables

      Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies (a "Defaulted Receivable"). See "The Accounts--Loss Experience." On each business day, the Servicer will allocate to the Certificateholders a portion of all Defaulted Receivables in an amount (the "Investor Default Amount") equal to the product of (a) the Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date. On each business day, the Servicer will allocate to the Class A, Class B and Class C Certificateholders a portion of all Defaulted Receivables in an amount (the "ABC Investor Default Amount") equal to the product of (a) the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date. On each business day, the Servicer will allocate to the Class D Certificateholders a portion of all Defaulted Receivables in an amount (the "Class D Investor Default Amount") equal to the product of (a) the Class D Floating Allocation Percentage and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date.

Investor Charge-Offs

      If on the second business day preceding each Distribution Date (the "Determination Date"), the aggregate Investor Default Amount, if any, for all business days in the preceding Monthly Period exceeded the aggregate amount of the Series Available Interest Collections, Excess Interest Collections and Reallocated Principal Collections allocated with respect thereto during such Monthly Period, then the Class D Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class D Investor Charge-Off"). The Class D Invested Amount thereafter will be increased (but not in excess of the aggregate of such reductions in the Class D Invested Amount previously made that have not been previously reimbursed as described in this sentence) on any business day by the amounts allocated and available for that purpose as described under clause (x) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

      In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be maintained at or reduced to zero, and the Class C Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class C Investor

Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class C Certificateholders. The Class C Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class C Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (ix) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

      In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class B Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (viii) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

      In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class A Investor Charge-Off"). The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (vi) of "-- Application of Collections--Payment of Fees, Interest, and Other Items."

Companion Series

      The Series 1999-1 Certificates may be entirely or partially paired with one or more other Series (each a "Companion Series"). Each Companion Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Companion Series, funded primarily from the proceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the benefit of Series 1999-1 Certificateholders. As principal is deposited in the Principal Account with respect to the Series 1999-1 Certificates or paid to the Series 1999-1 Certificateholders, either (i) in the case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to the corresponding amount. Upon payment in full of the Series 1999-1 Certificates,

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

assuming that there have been no unreimbursed charge-offs with respect to any related Companion Series, the aggregate invested amount of such related Companion Series will have been increased by an amount up to an aggregate amount equal to the Series 1999-1 Investor Interest paid to the Series 1999-1 Certificateholders since the issuance of such Companion Series. The issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates--Exchanges." We cannot assure you that the terms of any Companion Series would have no impact on the timing or amount of payments received by a Series 1999-1 Certificateholder.

Final Payment of Principal; Termination

      The Class A Certificates, the Class B Certificates, and the Class C Certificates will each be subject to optional repurchase by the Transferor on any Distribution Date when the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount is reduced to an amount less than or equal to $135,450,000 (20% of the initial outstanding principal amount of the Class A Certificates, the Class B Certificates and the Class C Certificates), if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to the sum of (i) the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates, (ii) the unpaid Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates, (iii) the unpaid Class C Invested Amount plus accrued and unpaid interest on the Class C Certificates and (iv) the unpaid Class D Invested Amount. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

      The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Certificates will be made on the earlier of (i) the Distribution Date on which the Invested Amount is paid in full and (ii) the November 2004 Distribution Date (the "Series 1999-1 Termination Date"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Series 1999-1 Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1999-1 Supplement, in an amount up to 110% of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 1999-1 Termination Date, the affected Certificateholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates, will be paid on the Series 1999-1 Termination Date in the following order of priority:

    . to Class A Certificateholders until the Class A Invested Amount is paid in full,

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

    . to the Class B Certificateholders until the Class B Invested Amount is paid in full,

    . to the Class C Certificateholders until the Class C Invested Amount is paid in full, and

    . to the Class D Certificateholders until the Class D Invested Amount is paid in full.

      Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) a date which shall not be later than December 20, 2025, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee will convey to the holder of the Exchangeable Transferor Certificate all right, title, and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

Pay Out Events

      As described above, the Revolving Period is expected to continue through the end of the Monthly Period immediately preceding the Controlled Accumulation Period, unless a Pay Out Event occurs prior to such date or the Initial Principal Payment Date is not extended by the Servicer, as described under "Description of the Offered Certificates--Extension of Initial Principal Payment Date." A "Pay Out Event" refers to any of the following events:

    (i) failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

    (ii) failure on the part of the Transferor, the Servicer or Green Tree, as applicable, (a) to make any payment or deposit required by the Pooling and Servicing Agreement or the Purchase Agreement, on or before the date such payment or deposit is required to be made therein, which failure is not cured within five business days after written notice from the Trustee of such failure; or (b) to deliver a Distribution Date statement as required under the Pooling and Servicing Agreement within ten business days after written notice from the Trustee of such failure; or (c) to comply with its covenant not to create any lien on a Receivable which failure has a material adverse effect on the holders of the Certificates and which continues unremedied for a period of 60 days after written notice to it; provided, however, that any Pay Out Event shall not be deemed to have occurred if the Transferor shall have repurchased the related Receivables

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

        or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

    (iii) any representation or warranty made by Green Tree in the Purchase Agreement or by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected (excluding, however, any representation or warranty made by the Transferor that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that any Pay Out Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

    (iv) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Green Tree or the Transferor;

    (v) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (vi) any Servicer Default occurs;

    (vii) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Monthly Periods, where the Monthly Payment Rate for a Monthly Period is the percentage obtained by dividing the aggregate of the Receivables balance (without deducting therefrom any discount portion) collected during such Monthly Period by the average daily aggregate Receivables balance (without deducting therefrom any discount portion) for such Monthly Period, is less than 15%;

    (viii) the failure to pay the outstanding principal amount of the Class A Certificates or Class B Certificates by the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable;

    (ix) the ratio (expressed as a percentage) of (a) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from

        Manufacturers and insurance proceeds)) during any three consecutive calendar months to (b) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis;

    (x) the sum of all Cash Equivalents and other amounts on deposit in the Excess Funding Account represents more than 50% of the aggregate amount of Principal Receivables (without deducting therefrom any discount portion) on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or

    (xi) if Principal Collections allocable to the Class D
         Certificateholder's Interest have been reallocated in any Monthly Period to cover any Required Amounts and have not been reimbursed as of the Determination Date in such Monthly Period.

      In the case of any event described in clause (ii), (iii) or (vi) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, the Certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer, declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (iv) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (i), (vii), (viii), (ix), (x) or (xi) above, a Pay Out Event with respect only to the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

      In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee in bankruptcy is appointed for the Transferor (an "Insolvency Event"), the Transferor will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the

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

invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders (other than the Transferor) of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificate, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition, or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Certificateholders and will be distributed to the applicable Certificateholders as provided above in "--Application of Collections."

      If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

Servicing Compensation and Payment of Expenses

      The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period equal to the sum of (i) with respect to each Series, one-twelfth of the product of (x) the applicable servicing fee rate with respect to such Series and (y) the Invested Amount of such Series on the first day of such Monthly Period and (ii) one-twelfth of the product of the weighted average servicing fee rate for all Series and the average Transferor Interest for such Monthly Period. The servicing fee will be allocated between the Transferor Interest, the Certificateholders' Interest, and the investor interest for all other Series. The portion of the servicing fee allocable to the Certificateholders' Interest during each Monthly Period (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of
(x) 2.00% per annum and (y) the Invested Amount on the first day of the related Monthly Period or, in the case of the first Distribution Date, the initial principal amount of the Certificates. The Monthly Servicing Fee will be funded from Interest Collections allocated to the Certificateholders' Interest, and will be paid each month from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Certificateholders will have any obligation to pay such portion of the servicing fee.

      The Servicer will be permitted to waive its right to receive the Monthly Servicing Fee on any Distribution Date, so long as it believes that sufficient Interest Collections will be available on a future Distribution Date to pay such waived Monthly Servicing Fee, in which case the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.


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

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Transferor and the Servicer

      The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Green Tree may be substituted in all respects for Green Tree as Servicer, provided that Green Tree will remain jointly and severally liable with such affiliate.

      The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders, or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders, or the Certificate Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables, or (d) the Trust, the Certificateholders, or the Certificate Owners for any liabilities, costs, or expenses of the Trust, the Certificateholders, or the Certificate Owners arising under any tax law, including without limitation, any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders, or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

      In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Minnesota Uniform Partnership Act in which the Transferor is a general partner.

      The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Trustee, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

      Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Minnesota Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they lapse from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.

Servicer Default

      In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power, and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from

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

eligible servicers and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

      A "Servicer Default" refers to any of the following events:

    (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;

    (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the certificateholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

    (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such certificateholders for such period; or

    (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer

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

and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of credit enhancement, the Transferor, and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default due to the bankruptcy of the Servicer, if no Servicer Default other than such bankruptcy or the insolvency of the Servicer exists, the bankruptcy trustee or the Servicer itself as debtor-in-possession may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

Reports to Certificateholders

      On each Distribution Date, the Paying Agent will forward to each Certificateholder of record (which is expected to be Cede & Co., as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer setting forth, among other things, with respect to such Series:

    (a) the total amount distributed,

    (b) the amount of the distribution allocable to principal on the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates,

    (c) the amount of such distribution allocable to interest on the Class A Certificates and the Class B Certificates,

    (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively,

    (e) the amount of Interest Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively,

    (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount, the Floating Allocation Percentage, and during the Controlled Accumulation Period or Early Amortization Period, the ABC Fixed/Floating Allocation Percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date,

    (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 or more days delinquent as of the end of the day on the Record Date,

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    (h) the Aggregate Investor Default Amount for the related Monthly
        Period,

    (i) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs for the preceding Monthly Period,

    (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, and

    (k) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date.

Unless and until Definitive Certificates are issued, such reports with respect to the Series 1999-1 Certificates will be sent to Cede & Co., as registered holder of the Certificates and the nominee of DTC. Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee. See "Reports to Certificateholders."

      The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record (which is expected to be Cede & Co., as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with, on or before March 31 of each year, such customary information (consistent with the treatment of the Certificates as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes. Moreover, as long as the Certificateholder of record is Cede & Co., as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participant rather than from the Trustee.

Reports; Notices

      If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in the Luxemburger Wort a notice to the effect that Servicer's reports described above will be available for review at the main office of the Listing Agent of the Trust in Luxembourg, Luxembourg.

      Following the listing of the Offered Certificates on the Luxembourg Stock Exchange, notices to Certificateholders will be given by publication in the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

Evidence as to Compliance

      The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants

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which is a member of the American Institute of Certified Public Accountants to
furnish a report to the effect that such accounting firm has examined selected documents and records relating to the servicing of the Accounts in accordance with certain procedures agreed upon with the Servicer, and that, on the basis of such agreed upon procedures, such firm states that such servicing was conducted in compliance with the Pooling and Servicing Agreement during the period covered by such report except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

Amendments

      The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer, and the Trustee, without the consent of Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement and Supplements or of modifying in any manner the rights of such Certificateholders; provided that (i) the Transferor delivers an opinion of counsel acceptable to the trustee to the effect that such amendment will not adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series.

      The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every Series adversely affected (and with respect to Series 1999-1, the holders of not less than 66 2/3% of the Invested Amount of each Class of Certificates adversely affected), for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

List of Certificateholders

      Upon written request of Certificateholders representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount, the Trustee, after having been adequately indemnified by such Certificateholders for its costs and expenses and having given the Servicer notice that such request has been made, will afford such

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Certificateholders access during business hours to the current list of
Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates."

The Trustee

      The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

      If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a certificateholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of investor certificates representing more than 50% of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

      The following summary describes certain terms of the Receivables Purchase Agreement (the "Purchase Agreement") and is qualified in its entirety by reference to the Purchase Agreement.

Transfer of Receivables

      Pursuant to the Purchase Agreement, Green Tree has sold and transferred to the Transferor all of its right, title and interest in and to all of the outstanding Receivables

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

and the Collateral Security as of the Cut-off Date and will sell and transfer all of the Receivables thereafter created. As described herein, pursuant to the Pooling and Servicing Agreement, the Transferor has transferred to the Trust all of its right, title and interest in and to the Purchase Agreement.

      In connection with each such sale or transfer of Receivables to the Transferor, Green Tree will indicate in its computer files that such Receivables have been sold or transferred to the Transferor, and that such Receivables have been transferred by the Transferor to the Trust. In addition, Green Tree will provide to the Transferor a computer file or microfiche or written list containing a true and complete list of all such Receivables, identifying the balances of the Receivables as of the Cut-off Date. The records and agreements relating to such Accounts and Receivables will not be segregated by Green Tree from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale or transfer of such Receivables to the Transferor, but the computer records of Green Tree will be marked to evidence such sale or transfer. Green Tree will file UCC financing statements with respect to the Receivables meeting the requirements of Minnesota state law. See "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations" and "Certain Legal Aspects of the Receivables--Transfer of Receivables."

Representations and Warranties

      Pursuant to the Purchase Agreement, Green Tree made certain representations and warranties to the Transferor that, among other things, (a) it has been duly incorporated and is in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement and (b) as of the Cut-off Date (or, in the case of an Additional Account, as of the specified cut-off Date and the Addition Date), each Account or Additional Account was an Eligible Account.

      Pursuant to the Purchase Agreement, Green Tree will make certain representations and warranties to the Transferor relating to the Receivables that, among other things, (a) as of the Cut-off Date and each Closing Date, each of the Accounts was an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, and
(b) as of the date any new Receivable is created, such Receivable is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in an Ineligible Receivable and the requirement that the Transferor accept retransfer of such Ineligible Receivable pursuant to the Pooling and Servicing Agreement, then Green Tree will be obligated to repurchase such Ineligible Receivable from the Transferor on the date of such retransfer. The purchase price for such Ineligible Receivable will be the face amount thereof plus any accrued and unpaid interest thereon, of which at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable must be paid in cash.

      Pursuant to the Purchase Agreement, Green Tree also made representations and warranties to the Transferor that, among other things, as of each Closing Date, (a) the

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

Purchase Agreement constitutes a legal, valid and binding obligation of Green Tree and (b) the Purchase Agreement constitutes a valid sale or transfer to the Transferor of all right, title and interest of Green Tree in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security, all related security interests and other related rights and the proceeds thereof, which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, Green Tree will be obligated to repurchase the Receivables retransferred to Green Tree for an amount of cash equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

      Green Tree has agreed to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor if the foregoing representations and warranties are materially false.

Certain Covenants

      Pursuant to the Purchase Agreement, Green Tree covenants that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and Accounts.

      Green Tree further covenants that, except for the sale and conveyance under the Purchase Agreement and the interests created under the Pooling and Servicing Agreement and the Series Supplement, Green Tree will not sell, pledge, assign or transfer any interest in the Receivables to any other person. Green Tree also covenants to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by Green Tree of any of its representations, warranties or covenants contained in the Purchase Agreement.

      In addition, Green Tree expressly acknowledges and consents to the Transferor's assignment of its rights relating to the Receivables under the Purchase Agreement to the Trustee.

Termination

      The Purchase Agreement will terminate immediately after the Trust terminates. In addition, if Green Tree becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, Green Tree will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of such event to the Transferor and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

      On the Series 1995-1 Closing Date, Green Tree sold and assigned the Receivables arising in the Initial Accounts to the Transferor pursuant to the Purchase Agreement, and the Transferor immediately sold and assigned such Receivables to the Trust pursuant to the Pooling and Servicing Agreement. Green Tree has since designated Additional Accounts from time to time and sold and assigned the Receivables arising in such Additional Accounts to the Transferor, and the Transferor immediately sold and assigned such Receivables to the Trust. The Transferor represented and warranted in the Pooling and Servicing Agreement that each such sale to the Trust constituted a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of any investor certificate of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of the Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject to certain tax liens. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Offered Certificates-- Representations and Warranties."

      Each of Green Tree and the Transferor has represented that the Receivables are "general intangibles," "chattel paper" or "accounts" for purposes of the UCC as in effect in Minnesota. If the Receivables are deemed to be general intangibles and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed to be a sale, Minnesota common law applies and neither possession nor a financing statement is required. If the Receivables are deemed to be general intangibles and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed to create a security interest, the UCC as in effect in Minnesota applies and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are deemed to be chattel paper and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Minnesota applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are treated as accounts and the transfer thereof by either by Green Tree to the Transferor or the Transferor to the Trust is deemed either to be a sale or create a security interest, the transferee must file an appropriate financing statement or statements in order to perfect its interest therein under the UCC as in effect in Minnesota. Financing statements covering the Receivables will be filed under the UCC as in effect in Minnesota by both the Transferor and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of the Transferor or the Trustee.

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      There are certain limited circumstances under the UCC and other applicable law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables that are chattel paper who gives new value and takes possession of the instruments that evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in such Receivable. Under the Purchase Agreement, Green Tree warrants to the Transferor, and under the Pooling and Servicing Agreement and the Series 1999-1 Supplement the Transferor warrants to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of Green Tree and the Transferor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Offered Certificates--Exchanges," the Exchangeable Transferor's Certificate (or any interest therein) other than to the Trust. A tax or other government lien on property of Green Tree or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, while Green Tree is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of Green Tree prior to each Distribution Date and, in the event of bankruptcy of Green Tree, the Trust may not have a perfected interest in such collections.
Certain Matters Relating to Bankruptcy


      Green Tree warrants to the Transferor in the Purchase Agreement that the sale of the Receivables by it to the Transferor is a valid sale of the Receivables to the Transferor. In addition, pursuant to the Purchase Agreement, Green Tree and the Transferor have agreed to treat the transactions described herein as a sale of such Receivables to the Transferor, and Green Tree will take all actions that are required under Minnesota law to perfect the Transferor's ownership interest in the Receivables. Notwithstanding the foregoing, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree or Green Tree itself as debtor-in-possession were to take the position that the sale of Receivables from Green Tree to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from Green Tree, then delays in payments of collections of Receivables to the Transferor could occur or (should the court Rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

      It is possible that the risk of recharacterization may be increased by the following factors:

    . the Transferor will initially retain the Class C Certificates, the Class D Certificates and its other interests in the Trust.

    .   Green Tree may guarantee the Class D Certificates if they are sold.

    . for accounting purposes, Green Tree and the Transferor will treat the Certificates as debt and the transfer of the Receivables allocable to Series 1999-1 from Transferor to the Trust as a pledge rather than a sale.

If the transfer of Receivables to the Transferor were respected as a sale, the Receivables would not be part of Green Tree's bankruptcy estate and would not be available to Green Tree's creditors.

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

      In addition, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or Green Tree itself were to request a court to order that Green Tree should be substantively consolidated with the Transferor, delays in payments on the Certificates could result. Should the bankruptcy court Rule in favor of any such creditor, trustee-in-bankruptcy or Green Tree, reductions in such payments could result.

      The Transferor warrants to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust or the grant of a security interest in the Receivables to the Trust. The Transferor is required to take all actions that are required under Minnesota law to perfect the Trust's ownership interest or security interest in the Receivables and the Transferor warrants to the Trust that the Trust will at all times have a first priority perfected ownership interest or security interest therein and, with certain exceptions, the proceeds thereof. Nevertheless, a tax or government lien on property of Green Tree or the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor's certificate of incorporation provides that, under certain circumstances, the Transferor is required to have two independent directors (as defined therein) in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of its two independent directors. Pursuant to the Pooling and Servicing Agreement, the Trustee, all certificateholders and any credit enhancement provider with respect to any other series have covenanted that they will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or the Transferor as debtor in possession or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court Rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result. The risk of such a recharacterization may be increased by the factors set forth in the second preceding paragraph.

      The Transferor does not intend to file, and Green Tree has agreed that it will not cause the Transferor to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor so long as the Transferor is solvent and does not foresee becoming insolvent.

      If Green Tree or the Transferor were to become a debtor in a bankruptcy case causing a Pay Out Event to occur, then, pursuant to the Purchase Agreement, new Receivables would no longer be transferred to the Transferor and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Transferor and transferred to the related Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all Principal Collections to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be

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

adversely affected. In addition, distributions of principal on each Certificate would not be subject to the applicable Controlled Accumulation Amount. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Certificates--Pay Out Events."

      The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in a Pay Out Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer.

      Payments made in respect of repurchases of Receivables by Green Tree or the Transferor pursuant to the Pooling and Servicing Agreement and the Series 1999-1 Supplement may be recoverable by Green Tree or the Transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of Green Tree or the Transferor as a preferential transfer from Green Tree or the Transferor if such payments are made within one year prior to the filing of a bankruptcy case in respect of Green Tree or the Transferor.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Green Tree or the Transferor were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the seller that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because Green Tree, the Transferor, the Trust and the transaction governed by the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that Green Tree or the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

Security Interests in the Related Products

      The Transferor represents and warrants in the Pooling and Servicing Agreement that each Receivable is at the time of creation secured by a first priority security interest in the related product or accounts receivable. Generally, under applicable state laws, a security interest in goods or accounts receivable which secure wholesale financing obligations may be perfected by the filing of UCC financing statements. Green Tree endeavors to take all actions necessary under applicable state laws to perfect Green Tree's (or a subsidiary's) security interest in such goods and accounts receivable.

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

However, at the time a product is sold or an account receivable is paid, Green Tree's (or a subsidiary's) security interest therein will terminate. Therefore, if a Dealer fails to remit to Green Tree amounts owed with respect to a product that has been sold or an account receivable that has been paid, the related Receivables will no longer be secured by such goods or accounts receivable.

                        FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a discussion of the material federal income tax consequences to Certificate Owners. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change (which may be retroactive). Dorsey & Whitney LLP, counsel to Green Tree and the Transferor ("Counsel"), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion of Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also states that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). This discussion does not deal with all aspects of federal income taxation that may be relevant to Offered Certificate Owners in light of their personal investment circumstances, nor to certain types of owners subject to special treatment under the federal income tax laws (e.g., banks, life insurance companies and tax-exempt organizations). Prospective investors are encouraged to consult their own tax advisors with regard to the federal income tax consequences of owning and disposing of the Certificates, as well as the tax consequences arising under the laws of any applicable state, foreign country or other jurisdiction.

      Treatment of the Certificates as Indebtedness of the Transferor. The Transferor and the holders of Certificates will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Receivables and any other Trust assets allocable to the Offered Certificates. The Transferor, by entering into the Pooling and Servicing Agreement, and each Offered Certificate Owner, by the acceptance of an interest in an Offered Certificate, will agree to treat the Offered Certificates as indebtedness for federal, state and local income and franchise tax purposes. The Pooling and Servicing Agreement generally will refer to the transfer of the related Receivables as a "sale," however, and since different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

      A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal

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

income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

      The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value and bears the risk of loss if the property decreases in value. Based upon an analysis of such factors, Counsel's opinion provides that for federal income tax purposes the Offered Certificates will be characterized as indebtedness secured by the Receivables and any other Trust assets, and the Trust will not be characterized as an "association," "publicly traded partnership" or "taxable mortgage pool" taxable as a corporation.

      Interest Income to Certificate Owners. Assuming the Offered Certificates are debt obligations for federal income tax purposes, interest on the Offered Certificates will be taxable as ordinary interest income when received by Certificate Owners utilizing the cash-basis method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Under the applicable regulations, the Offered Certificates would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of an Offered Certificate (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public). Any OID would be considered de minimis under the regulation if it does not exceed 0.25% of the stated redemption price at maturity of an Offered Certificate multiplied by the number of full years until its maturity date. It is anticipated that the Offered Certificates will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of an Offered Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Offered Certificate.

      While it is not anticipated that the Offered Certificates will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Offered Certificates are not deemed to be "qualified stated interest" because the Offered Certificates do not provide for default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Offered Certificates. In addition, under the OID regulations, certain variable interest rates, including rates based upon the weighted average interest rate of the Receivables, may not be treated as qualified stated interest. Based upon existing authority, however, the Transferor and the Trustee will treat interest payments on the Offered Certificates as qualified stated interest under the OID regulations. If the Offered Certificates are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Offered Certificates would be includible in the income of Certificate Owners as OID. Any

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

amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Offered Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income with respect to the Offered Certificates in advance of the receipt of cash attributable to such income.

      A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Certificate Owner should consult its own tax advisor regarding the impact of the OID rules if the Offered Certificates are issued with OID.

      A Certificate Owner who purchases an Offered Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate. A Certificate Owner who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

      As an alternative to the above treatments, accrual method Certificate Owners may elect to include in gross income all interest with respect to an Offered Certificate, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method.

      Disposition of Offered Certificates. Generally, gain or loss will be recognized on a sale or other taxable disposition of Offered Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Offered Certificates. A Certificate Owner's tax basis in an Offered Certificate will generally equal the cost thereof increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Offered Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Offered Certificate. Any such gain or loss will be capital gain or loss if the Offered Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain would be taxed at long-term rates if the Offered Certificate is held for more than one year and at short-term rates if held for not more than one year.

      Information Reporting and Backup Withholding. The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension

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

and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification of their status as nonresidents). As long as the only "Certificateholder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Certificate Owner will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the Certificate Owner's name, address, federal taxpayer identification number and a statement that such Certificate Owner is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the Certificate Owner, and remit the withheld amounts to the IRS as a credit against the Certificate Owner's federal income tax liability.

      Possible Classification of the Trust as a Partnership or Association. As described above, it is the opinion of Counsel that for federal income tax purposes the Offered Certificates will be characterized as debt and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation. However, this opinion is not binding on the IRS and no assurance can be given that this characterization will be sustained.

      If the IRS were to contend successfully that any class of Certificates is not debt for federal income tax purposes, the Trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation. In the opinion of Counsel, if the Class C Certificates were sold to investors and the IRS were to contend successfully that the Class C Certificates were not debt for federal income tax purposes (assuming that neither the Class A or Class B Certificates, nor certificates of any other outstanding series, were also recharacterized) the arrangement among the Transferor and the Class C Certificateholders would be classified as a partnership for federal income tax purposes and would not be treated as a publicly traded partnership because of an exception for (i) an entity whose income is interest income that is not derived in the conduct of a financial business or (ii) partnership interests that are privately placed. In such case, the partnership would not be subject to federal income tax. If the Class A or Class B Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a publicly traded partnership. A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificate Owners) according to their respective interests therein.

      The income reportable by the Certificate Owners as partners in such a partnership could differ from the income reportable by them as holders of debt. However, except as provided below, it is not expected that such differences would be

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

material. If the Certificate Owners were treated as partners, a cash-basis Certificate Owner might be required to report income when it accrues to the partnership rather than when it is received by the Certificate Owner. Moreover, if the Offered Certificates are interests in a partnership, an individual Certificate Owner's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, causing the Certificate Owner to be taxable on a greater amount of income than the stated interest on the Offered Certificates. Finally, if any class of Certificates is treated as equity in a partnership in which other Certificates are debt, all or part of a tax-exempt Certificate Owner's share of income from Certificates treated as equity would be treated as unrelated debt-financed income taxable to the Certificate Owner.

      Alternatively, if the Trust were treated as either an association taxable as a corporation, a publicly traded partnership or taxable mortgage pool taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Distributions by the entity (other than interest distributions on classes of Certificates properly characterized as debt) would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Certificate Owners, and the Certificate Owners could be liable for a share of such a tax. Moreover, all or part of the distributions on Certificates treated as equity would probably be treated as dividend income to the recipients, although such dividends might, under certain circumstances, be eligible for the dividends received deduction under the Code.

      Since the Transferor will treat the Offered Certificates as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

      Foreign Investors. If, in accordance with the opinion of Counsel, the Offered Certificates are classified as debt for federal income tax purposes, the following information describes the federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state, including the District of Columbia (unless in the case of a partnership, the Treasury Regulations provide otherwise) subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (B) the trust was in existence on August 20, 1996, was treated as a United States person at that time and has in effect an election to continue to be so treated.

    (a) Interest paid or accrued to a Foreign Person would be exempt from U.S. withholding taxes (including backup withholding taxes); provided that the Foreign Person complies with applicable identification requirements (and

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


        does not actually or constructively own 10% or more of the voting stock of Green Tree, is not a controlled foreign corporation with respect to Green Tree and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 or substitute form signed under penalties of perjury by the beneficial owner of the Offered Certificates stating that the owner is not a U.S. person and providing the owner's name and address, (ii) IRS Form 1001 or substitute form signed by the beneficial owner of the Offered Certificates or the owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 or substitute form signed by the beneficial owner of the Offered Certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the owner is a U.S. person or that any certification on the form is false.

    (b) An owner of an Offered Certificate who is a Foreign Person will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the Offered Certificate, provided that (i) the gain is not effectively connected to a trade or business carried on by the owner in the United States, (ii) in the case of an owner who is an individual, the owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs, (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied, and (iv) the Offered Certificate was held as a capital asset.

    (c) If the interest, gain or income on an Offered Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    (d) An Offered Certificate owned by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of the owner's death if, immediately before his death, (i) the decedent

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

        did not actually or constructively own 10% or more of the voting stock of Green Tree and (ii) the ownership of the Offered
        Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

      Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding tax, and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. In certain circumstances, the New Withholding Regulations may impose stricter certification requirements than the regulations presently in effect. Prospective holders of Offered Certificates are urged to consult their own tax advisors with respect to the New Withholding Regulations.

      If the IRS were to contend successfully that the Offered Certificates are equity interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Person might be required to file a U.S. income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Offered Certificates are recharacterized as equity interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, an owner who is a Foreign Person would generally be taxed (and be subject to withholding) on the gross amount of the distributions on the Offered Certificates, to the extent they are treated as dividends, at the rate of 30% (unless the rate is reduced by applicable treaty).

State and Local Tax Consequences

      The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

      If the Offered Certificates are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes, and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for Minnesota tax purposes. Certificate Owners not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Offered Certificates. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Offered Certificates.

      If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as such a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificate Owners that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive partnership. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive partnership.

      If the Offered Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificate Owners). Certificate Owners that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

      Because state tax laws vary, it is not possible to describe the tax consequences to the Certificate Owners in all of the states. Certificate Owners are therefore urged to consult their own tax advisors with respect to the state tax treatment of the Offered Certificates and income derived therefrom.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in various transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, a prohibited transaction would arise, unless an exemption were available, if the Class A Certificates were viewed as debt of the Seller and the Seller were a disqualified person or party in interest with respect to a plan that acquired Class A Certificates.

      Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute assets of any plan that owned Class A Certificates. The Department of Labor has issued a final regulation, known as the plan assets regulation, concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account. These plans and accounts are collectively referred to in this prospectus as "benefit plans". Under the plan assets regulation the assets and properties of certain corporations, partnerships and certain other entities in which a benefit plan acquires an "equity interest" could be deemed to be assets of the benefit plan in some circumstances. Accordingly, if benefit plans purchase Class A Certificates, the trust could be deemed to hold plan assets of those benefit plans unless one of the exceptions under the plan assets regulation is applicable to the trust.

      Class B Certificates will not be eligible for purchase by benefit plans.

Availability of Exemptions for Class A Certificates

      The plan assets regulation contains an exception, known as the "publicly-offered securities exemption," that provides that if a benefit plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the benefit plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days, or any later time that may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

      It is anticipated that the Class A Certificates will meet the criteria of the publicly-offered securities exemption as set forth above. The underwriters expect, although they cannot give any assurance, that the Class A Certificates will be held by at least 100 persons independent of the trust and of each other at the conclusion of the offering; there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act. The underwriters will notify the Trustee as to whether or not the Class A Certificates will be held by 100 independent persons at the conclusion of the offering. The transferor will not, however, determine whether the 100-investor requirement of the publicly-offered securities exemption is satisfied with respect to the Class A Certificates.

      If the Class A Certificates fail to meet the criteria of the publicly-offered securities exemption and the trust's assets are deemed to include assets of benefit plans that are holders of those Certificates, transactions involving the trust and "parties in interest" or "disqualified persons" with respect to such benefit plans might be prohibited under Section 406 of ERISA and Section 4975 of the Internal Revenue Code unless another ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any benefit plan is an obligor or guarantor of any receivable, under Department of Labor interpretations the purchase of the Class A Certificates by that benefit plan could constitute a prohibited transaction. There are five class exemptions issued by the Department of Labor that may apply in such event: (i) Department of Labor Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers),
(ii) Department of Labor Prohibited Transaction Exemption 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds),
(iii)

Department of Labor Prohibited Transaction Exemption 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts), (iv) Department of Labor Prohibited Transaction Exemption 95-60 (Class Exemption for Transactions Involving Insurance Company General Accounts), and (v) Department of Labor Prohibited Transaction Exemption 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). We cannot assure you that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the trust's assets.

Review by Benefit Plan Fiduciaries

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any benefit plan fiduciary who proposes to cause a benefit plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the benefit plan's acquisition and ownership of Class A Certificates. Assets of a benefit plan should not be invested in the Class A Certificates unless it is clear that the assets of the trust will not be plan assets or unless it is clear that a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

      In addition, prospective benefit plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the publicly-offered securities exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each benefit plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an Underwriting Agreement dated September , 1999 (the "Underwriting Agreement"), among the Transferor, Green Tree and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Transferor, the principal amount of the Offered Certificates set forth opposite its name below.

                                                        Amount of    Amount of
                                                         Class A      Class B
                       Underwriters                    Certificates Certificates
                       ------------                    ------------ ------------
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated............................ $            $31,500,000
     Deutsche Bank Securities Inc. ...................                        0
     J.P. Morgan Securities Inc. .....................                        0
                                                       ------------ -----------
         Total........................................ $605,500,000 $31,500,000
                                                       ============ ===========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased.

      The Transferor has been advised by the Underwriters that the Underwriters intend to offer the Class A Certificates to the public at the public offering price set forth on the cover page of the Prospectus, and to certain dealers at such price less a concession not in excess of 0.12% of the principal amount of the Class A Certificates. The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of 0.18% of the principal amount of the Class B Certificates. The Underwriters may allow, and such dealers may reallow, a discount with respect to the Class A Certificates and the Class B Certificates not in excess of 0.08% and 0.11%, respectively, of such principal amount to certain other dealers. After the initial public offering, such public offering prices, concessions and discounts may be changed.

      The Underwriting Agreement provides that the Transferor and Green Tree will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

      The Underwriters have represented and agreed that (i) they have not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Class A or Class B Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the Class A or Class B Certificates in, from or otherwise involving the United Kingdom; and (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by them in connection with the issue of the Class A or Class B Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

      The Underwriters and their affiliates may from time to time provide banking and other financial services to the Transferor and the Trust, including investment vehicles for funds held by the Trust.

      In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Certificates. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase Offered Certificates in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase Offered Certificates in the open market to stabilize the price of the Offered Certificates. These activities may stabilize or maintain the market price of the Offered Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                      LISTING AND GENERAL INFORMATION

      The Transferor has taken all reasonable care to ensure that the information in this Prospectus in relation to the Transferor, the Trust, the Offered Certificates and the Servicer is true and accurate in all material respects and that in relation to the Transferor, the Trust, the Offered Certificates and the Servicer there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor accepts responsibility for the information contained in this Prospectus.

      Application will be made to list the Offered Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and Bylaws of the Transferor, as well as legal notice relating to the issuance of the Offered Certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the Certificates have been so listed, trading of the Offered Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates and the Class B Certificates have been accepted for clearance through the facilities of DTC,
Cedel and Euroclear under the following common codes:      for the Class A
Certificates and      for the Class B Certificates. The ISIN number for the
Class A Certificates is      and for the Class B Certificates is     .

      The transactions contemplated in this Prospectus were authorized by resolutions adopted by the Transferor on September 13, 1995, and September , 1999.

      There have been no material adverse changes in the composition of the Trust Portfolio since August 31, 1999.

      Copies of the Purchase Agreement, the Pooling and Servicing Agreement, the Series 1999-1 Supplement, a form of Floorplan Agreement, the annual report of independent public accountants described in "Description of the Offered Certificates--Evidence as to Compliance" in the Prospectus, the reports to Certificateholders referred to under "Description of the Offered Certificates-- Reports to Certificateholders" in the Prospectus will be available at the office of the Listing Agent of the Trust in Luxembourg, whose address is 80, place de la Gare 1616, Luxembourg. Financial information regarding the Transferor will be included in the consolidated financial statements of Green Tree Financial Corporation in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which will be available at the office of the Listing Agent in Luxembourg, along with future quarterly and annual reports of Green Tree Financial Corporation. In the event that the Listing Agent is changed or replaced, in any manner, the Trustee will publish or will cause to be published in the Luxemburger Wort a notice to the effect that a change in the Listing Agent has occurred and other relevant information.

      If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in the Luxemburger Wort a notice to the effect that copies of the statements described under "Description of the Offered Certificates-- Reports to Certificateholders" will be available for collection at the main office of the Listing Agent of the Trust in Luxembourg.

      If the Offered Certificates are listed on the Luxembourg Stock Exchange, all notices to Certificateholders will be given by publication in the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the address of such holders as they appear in the Certificate Register.

      The Offered Certificates, the Pooling and Servicing Agreement, the 1999-1 Series Supplement and the Receivables Purchase Agreement are governed by the laws of the State of Minnesota. The Trust was organized under the laws of the State of Minnesota.

      The Certificates, the Pooling and Servicing Agreement and the Series 1999-1 Supplement are governed by the laws of the State of Minnesota.

                               LEGAL MATTERS

      The legality of the Offered Certificates will be passed upon for the Transferor and Green Tree by Dorsey & Whitney LLP, Minneapolis, Minnesota. The material federal income tax consequences of the Certificates will be passed upon for the Transferor by Dorsey & Whitney LLP. Certain legal matters relating to the Offered Certificates will be passed upon for the Underwriters by Brown & Wood LLP.

                            INDEX OF PRINCIPAL TERMS

      This is a list of defined terms used in this document and the pages on which the definitions are found.

ABC Fixed/Floating Allocation Percentage.................................     71
ABC Investor Default Amount..............................................     90
Accounts.................................................................     29
Accumulation Period Commencement Date....................................     53
Accumulation Period Length...............................................     53
Accumulation Shortfall...................................................     37
Addition Date............................................................     59
Additional Accounts......................................................     29
Additional Class D Invested Amount.......................................     75
Affiliate................................................................     21
Asset-Based Receivable Overconcentration.................................     74
Asset-Based Receivables..................................................     23
Automatic Addition Condition.............................................     65
Bankruptcy Code..........................................................    108
Base Rate................................................................     89
Business Day.............................................................     49
Capitalized Interest Account.............................................     69
Cash Equivalents.........................................................     67
Cedelbank Participants...................................................     46
Certificate Owner........................................................     43
Certificates.............................................................     21
Certificateholders.......................................................     42
Certificateholders' Interest.............................................     42
Class A Certificate Rate.................................................     49
Class A Fixed/Floating Allocation Percentage.............................     70
Class A Floating Allocation Percentage...................................     70
Class A Invested Amount..................................................     71
Class A Investor Charge-Off..............................................     91
Class A Monthly Interest.................................................     86
Class A Percentage.......................................................     73
Class A Principal........................................................     87
Class A Required Amount..................................................     78
Class A Scheduled Payment Date...........................................     37
Class B Certificate Rate.................................................     49
Class B Fixed/Floating Allocation Percentage.............................     70
Class B Floating Allocation Percentage...................................     70
Class B Invested Amount..................................................     71
Class B Investor Charge-Off..............................................     91
Class B Monthly Interest.................................................     86
Class B Percentage.......................................................     73
Class B Principal........................................................     88
Class B Required Amount..................................................     78
Class B Scheduled Payment Date...........................................     37
Class C Certificate Rate.................................................     50

Class C Fixed/Floating Allocation Percentage.............................     70
Class C Floating Allocation Percentage...................................     70
Class C Invested Amount..................................................     72
Class C Investor Charge-Off..............................................     90
Class C Percentage.......................................................     73
Class C Principal........................................................     88
Class C Required Amount..................................................     79
Class D Certificate Rate.................................................     50
Class D Fixed/Floating Allocation Percentage.............................     70
Class D Floating Allocation Percentage...................................     70
Class D Incremental Invested Amount......................................     75
Class D Invested Amount..................................................     73
Class D Investor Charge-Off..............................................     90
Class D Investor Default Amount..........................................     90
Class D Principal........................................................     89
Class D Subaccount.......................................................     76
CLD......................................................................     23
Code.....................................................................    110
Collateral Security......................................................     55
Collection...............................................................     53
Collection Account.......................................................     67
Companion Series.........................................................     91
Controlled Accumulation Amount...........................................     37
Controlled Accumulation Period...........................................     37
Controlled Deposit Amount................................................     37
Cooperative..............................................................     47
Counsel..................................................................    110
Cut-off Date.............................................................     29
Dealer Overconcentration.................................................     74
Dealers..................................................................     23
Defaulted Receivable.....................................................     90
Definitive Certificates..................................................     47
Depositaries.............................................................     43
Depository...............................................................     43
Determination Date....................................................... 40, 90
DHI Fees.................................................................     25
Discount Factor..........................................................     53
Distribution Account.....................................................     67
Distribution Date........................................................     49
DTC......................................................................     43
DTC Participants.........................................................     43
Early Amortization Period................................................     38
Eligible Account......................................................... 29, 62
Eligible Portfolio.......................................................     32
Eligible Receivable...................................................... 30, 62
ERISA....................................................................    117
Euroclear................................................................     47
Euroclear Operator.......................................................     47

Euroclear Participants...................................................     46
Euroclear System.........................................................     46
Excess Funding Account...................................................     68
Excess Interest Collections.............................................. 86, 89
Exchange.................................................................     56
Exchangeable Transferor Certificate......................................     42
Fitch....................................................................     67
Fixed/Floating Allocation Percentage.....................................     70
Floating Allocation Percentage...........................................     70
Floorplan Agreement......................................................     23
Floorplan Receivables....................................................     23
Foreign Person...........................................................    114
free flooring............................................................     25
Funding Period...........................................................     69
Green Tree...............................................................      5
Imputed Yield Collections................................................     53
Independent Directors....................................................     21
Indirect Participants....................................................     44
Ineligible Receivables...................................................     60
Initial Principal Payment Date...........................................     37
Insolvency Event.........................................................     95
Insolvency Laws..........................................................     21
Interest Accrual Period..................................................     49
Interest Collections.....................................................     53
Interest Funding Account.................................................     67
Interest Free............................................................     25
Invested Amount.......................................................... 42, 73
Investor Default Amount..................................................     90
IRS......................................................................    110
LIBOR Determination Date.................................................     50
London Banking Day.......................................................     50
Manufacturer.............................................................     23
Manufacturer Overconcentration...........................................     75
Minimum Transferor Interest..............................................     64
Minimum Transferor Percentage............................................     64
Monthly Payment Rate.....................................................     50
Monthly Period...........................................................     37
Monthly Servicing Fee....................................................     96
Moody's..................................................................     67
MPR......................................................................     40
Negative Carry Amount....................................................     89
Net Receivables Rate.....................................................     50
New Withholding Regulations..............................................    116
Offered Certificates.....................................................     41
OID......................................................................    111
Overconcentration Amount.................................................     74
Overconcentration Amounts................................................     31
Participants.............................................................     43
Participations...........................................................     26
Pay Out Event............................................................     38
Paying Agent.............................................................     68
Pool Balance.............................................................     71
Pooling and Servicing Agreement..........................................     21
Pre-Allocated Invested Amount............................................     12

Pre-Funded Amount.......................................................      69
Pre-Funding Account.....................................................      69
Principal Account.......................................................      67
Principal Collections...................................................      54
Principal Funding Investment Shortfall..................................      89
Principal Shortfalls....................................................      52
Principal Terms.........................................................      57
Product Line Overconcentration..........................................      75
Purchase Agreement...................................................... 21, 103
Qualified Institution...................................................      67
Rating Agency...........................................................  32, 67
Reallocated Class B Principal Collections...............................      77
Reallocated Class C Principal Collections...............................      77
Reallocated Class D Principal Collections...............................      76
Reallocated Principal Collections.......................................      77
Receivables.............................................................  21, 29
Receivables Transfer Date...............................................      59
Recoveries..............................................................      54
Reference Banks.........................................................      50
Removal Date............................................................      66
Removal Notice..........................................................      66
Removed Accounts........................................................      66
Required Amount.........................................................      87
Revolving Period........................................................      51
SAU.....................................................................      26
Securities Act..........................................................      57
Series..................................................................      21
Series 1999-1 Termination Date..........................................  37, 92
Series Available Interest Collections...................................      82
Series Issuance Date....................................................      59
Service Transfer........................................................      98
Servicer................................................................       5
Servicer Default........................................................      99
Shared Principal Collections............................................      52
Standard & Poors........................................................      67
Supplement..............................................................      56
Supplemental Certificate................................................      59
Telerate Page 3750......................................................      50
Terms and Conditions....................................................      48
Transfer Agent and Registrar............................................      48
Transfer Date...........................................................      79
Transfer Deposit Amount.................................................      60
Transferor Interest.....................................................      42
Transferor Percentage...................................................  42, 73
Transferor Retained Class...............................................      22
Transferor's Percentage.................................................      73
Trust Accounts..........................................................      54
Trust Portfolio.........................................................      29
Trust Termination Date..................................................      93
Underwriters............................................................     120
Underwriting Agreement..................................................     120

                                                                         ANNEX A

                        GLOBAL CLEARANCE SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Floating Rate Floorplan Receivable Trust Certificates, Series 1999-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional credit card certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Transferor's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card certificate issues in same-day funds.

      Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Transferor and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be bad-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue form the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC Transferor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedelbank or Euroclear Transferor and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Transferor will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of
Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                         ANNEX B

                                  OTHER SERIES

      The table below sets forth the principal characteristics of Series 1995-1, Series 1996-1, Series 1996-2, Series 1998-1, Series 1998-A and Series 1998-2, the only Series heretofore issued by the Trust. Series 1995-1 was paid off in October 1998 and Series 1998-A was retired in October 1998. Each of Series 1996-1 and Series 1998-A is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of the Series 1996-1 Certificates and the Series 1998-A Certificates may be increased or decreased from time to time subject to a maximum amount. It is expected that the aggregate outstanding principal amount of the Series 1996-1 Certificates will be zero on the Series 1999-1 Closing Date. For more specific information with respect to any Series, any prospective investor should contact the Servicer at
(651) 293-3400. The Servicer will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.

Series 1996-1

Scheduled Series Termination Date............ September 13, 2000
Series Issuance Date......................... June 12, 1996
Annual Servicing Fee Percentage.............. 2.0%

Class A Certificates

Invested Amount.............................. Variable (subject to a maximum of
                                              $382,700,000)
Certificate Rate............................. Variable
Commencement of Amortization Period.......... June 1999
Enhancement.................................. Subordination of Class B
                                              Certificates, Class C Certificates
                                              and Class D Certificates

Class B Certificates

Invested Amount.............................. Variable (subject to a maximum of
                                              $17,200,000)
Certificate Rate............................. Variable
Enhancement.................................. Subordination of Class C
                                              Certificates and Class D
                                              Certificates

Class C Certificates

Invested Amount.............................. Variable (subject to a maximum of
                                              $6,450,000)
Certificate Rate............................. None
Enhancement.................................. Subordination of Class D
                                              Certificates

Class D Certificates

Initial Invested Amount...................... Variable (subject to a maximum of
                                              $23,650,000)
Certificate Rate............................. None

Series 1996-2

Scheduled Series Termination Date......... December 13, 2001
Series Issuance Date...................... December 18, 1996
Annual Servicing Fee Percentage........... 2.0%

Class A Certificates

Invested Amount........................... $478,800,000
Certificate Rate.......................... LIBOR + 0.08%
Commencement of Controlled Accumulation
 Period................................... August 1999
Enhancement............................... Subordination of Class B
                                           Certificates, Class C Certificates
                                           and Class D Certificates

Class B Certificates

Invested Amount........................... $21,500,000
Certificate Rate.......................... LIBOR + 0.30%
Enhancement............................... Subordination of Class C
                                           Certificates and Class D
                                           Certificates

Class C Certificates

Invested Amount........................... $8,100,000
Certificate Rate.......................... None
Enhancement............................... Subordination of Class D
                                           Certificates

Class D Certificates

Initial Invested Amount................... $29,600,000 (exclusive of the Class
                                           D Incremental Invested Amount)
Certificate Rate.......................... None

Series 1998-1

Scheduled Series Termination Date......... March 13, 2003
Series Issuance Date...................... April 15, 1998
Annual Servicing Fee Percentage........... 2.00%

Class A Certificates

Invested Amount........................... $400,400,000
Certificate Rate.......................... LIBOR + .05%
Commencement of Controlled Accumulation
 Period................................... October 2000
Enhancement............................... Subordination of Class B
                                           Certificates, Class C Certificates
                                           and Class D Certificates

Class B Certificates

Invested Amount........................... $20,475,000
Certificate Rate.......................... LIBOR + .27%
Enhancement............................... Subordination of Class C
                                           Certificates and Class D
                                           Certificates

Class C Certificates

Invested Amount............................. $19,337,000
Certificate Rate............................ LIBOR + .70%
Enhancement................................. Subordination of Class D
                                             Certificates

Class D Certificates

Initial Invested Amount..................... $14,788,000 (exclusive of the Class
                                             D Incremental Invested Amount)
Certificate Rate............................ LIBOR + .70%

Series 1998-A

Scheduled Series Termination Date........... March 13, 2001
Series Issuance Date........................ August 3, 1998
Annual Servicing Fee Percentage............. 2.00%

Class A Certificates

Invested Amount............................. Variable (subject to a maximum of
                                             $404,800,000)
Certificate Rate............................ Variable
Commencement of Amortization Period......... December 1998
Enhancement................................. Subordination of Class B
                                             Certificates, Class C Certificates
                                             and Class D Certificates

Class B Certificates

Invested Amount............................. Variable (subject to a maximum of
                                             $20,700,000)
Certificate Rate............................ Variable
Enhancement................................. Subordination of Class C
                                             Certificates and
                                             Class D Certificates

Class C Certificates

Invested Amount............................. Variable (subject to a maximum of
                                             $25,300,000)
Certificate Rate............................ Variable
Enhancement................................. Subordination of Class D
                                             Certificates

Class D Certificates

Initial Invested Amount..................... Variable (subject to a maximum of
                                             $9,200,000)
Certificate Rate............................ Variable

Series 1998-2

Scheduled Series Termination Date........... April 13, 2004
Series Issuance Date........................ September 14, 1998
Annual Servicing Fee Percentage............. 2.00%

Class A Certificates

Invested Amount........................... $440,000,000
Certificate Rate.......................... LIBOR + .055%
Commencement of Controlled Accumulation
 Period................................... November 2001
Enhancement............................... Subordination of Class B
                                           Certificates, Class C Certificates
                                           and Class D Certificates

Class B Certificates

Invested Amount........................... $22,500,000
Certificate Rate.......................... LIBOR + .225%
Enhancement............................... Subordination of Class C
                                           Certificates and Class D
                                           Certificates

Class C Certificates

Invested Amount........................... $21,250,000
Certificate Rate.......................... LIBOR + .70%
Enhancement............................... Subordination of Class D
                                           Certificates

Class D Certificates

Initial Invested Amount................... $16,250,000 (exclusive of the Class
                                           D Incremental Invested Amount)
Certificate Rate.......................... LIBOR + .70%

                               $637,000,000

                       [LOGO OF GREEN TREE APPEARS HERE]

                 Green Tree Floorplan Receivables Master Trust

  $605,500,000 Floating Rate Floorplan Receivable Trust Certificates, Series
                             1999-1, Class A

   $31,500,000 Floating Rate Floorplan Receivable Trust Certificates, Series
                             1999-1, Class B

                      GreenTree Floorplan Financing Corp.
                                  Transferor

                        GreenTree Financial Corporation
                                   Servicer

                 --------------------------------------------
                                  PROSPECTUS

                 --------------------------------------------

                 Underwriters of the Class A Certificates
                              Merrill Lynch & Co.

                        Deutsche Banc Alex. Brown

                            J.P. Morgan & Co.

                 Underwriter of the Class B Certificates

                           Merrill Lynch & Co.

Until the expiration of 90 days after the date of this prospectus, all dealers selling the Class A Certificates or Class B Certificates, whether or not participating in this distribution, will deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            September  , 1999

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      SEC registration fee........................................... $177,086
      Blue Sky fees and expenses.....................................   10,000*
      Accountant's fees and expenses.................................   30,000*
      Attorney's fees and expenses...................................   75,000*
      Trustee's fees and expenses....................................   15,000*
      Printing and engraving expenses................................  150,000*
      Rating Agency fees.............................................  150,000*
      Miscellaneous..................................................    2,914*
                                                                      --------
        Total........................................................ $610,000*
                                                                      ========

--------

* Estimated

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits:

  (1)1.1 --Underwriting Agreement
  (3)3.1 --Certificate of Incorporation of Green Tree Floorplan Funding Corp.
  (3)3.2 --Bylaws of Green Tree Floorplan Funding Corp.
  (4)4.1 --Pooling and Servicing Agreement dated December 1, 1995
  (1)4.2 --Series 1999-1 Supplement to the Pooling and Servicing Agreement
  (4)4.3 --Receivables Purchase Agreement dated December 1, 1995
  (2)4.4 --Amendment No. 1 to the Pooling and Servicing Agreement dated as of March 11, 1998
  (1)5.1 --Opinion and consent of Dorsey & Whitney LLP as to legality
  (1)8.1 --Opinion and consent of Dorsey & Whitney LLP as to tax matters
 (1)23.1 --Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
 (1)23.2 --Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1)
 (5)24.1 --Power of attorney from officers and directors of the Registrants
           (Included at II-3)

--------

(1)   Filed herewith.

(2) Incorporated by reference to the corresponding exhibit to Post Effective Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-47533, filed April 15, 1998.

(3) Incorporated by reference to the corresponding exhibit numbers in Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 33-62433, filed November 8, 1995.

(4) Incorporated by reference to the corresponding exhibit in the Company's Registration Statement on Form S-1, Registration No. 333-15285, filed October 31, 1996.

(5) Previously filed in the Company's Registration Statement on Form S-1, Registration Nos. 333-82443 and 333-82443-01, filed July 28, 1999.

(b) Financial Statements:

        Not Applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 24th day of September, 1999.

                                        Green Tree Floorplan Funding Corp.

                                                 /s/ Brian F. Corey
                                        By: ____________________________________
                                                   Brian F. Corey
                                           Senior Vice President and Secretary


      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                         Title                   Date
                 *                   President and Director     September 24, 1999
____________________________________
        Bruce A. Crittenden

                 *                   Senior Vice President and  September 24, 1999
____________________________________  Treasurer (Principal
         Phyllis A. Knight            Financial Officer and
                                      Principal Accounting
                                      Officer)

       /s/ Joel H. Gottesman         Director                   September 24, 1999
____________________________________
         Joel H. Gottesman

                 *                   Director
____________________________________
           Paul A. Boyum

                 *                   Director                   September 24, 1999
____________________________________
           Gary P. Mills


   /s/ Joel H. Gottesman
By__________________________
     Joel H. Gottesman
      Attorney-in-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 24th day of September, 1999.

                                       Green Tree Floorplan
                                       Receivables Master Trust

                                       By Green Tree Floorplan Funding Corp.

                                               /s/ Brian F. Corey
                                       By: ____________________________________
                                                 Brian F. Corey
                                         Senior Vice President and Secretary

                               INDEX TO EXHIBITS

                                                                   Page
                                                           --------------------
  (1)1.1 --Underwriting Agreement                          Electronically filed
  (3)3.1 --Certificate of Incorporation of Green Tree
           Floorplan Funding Corp.
  (3)3.2 --Bylaws of Green Tree Floorplan Funding Corp.
  (4)4.1 --Pooling and Servicing Agreement dated
           December 1, 1995
  (1)4.2 --Series 1999-1 Supplement to the Pooling and
           Servicing Agreement                             Electronically filed
  (4)4.3 --Receivables Purchase Agreement dated December
           1, 1995
  (2)4.4 --Amendment No. 1 to the Pooling and Servicing
           Agreement datedas of March 11, 1998
  (1)5.1 --Opinion and consent of Dorsey & Whitney LLP
           as to legality                                  Electronically filed
  (1)8.1 --Opinion and consent of Dorsey & Whitney LLP
           as to tax matters                               Electronically filed
 (1)23.1 --Consent of Dorsey & Whitney LLP (included as
           part of Exhibit 5.1)
 (1)23.2 --Consent of Dorsey & Whitney LLP (included as
           part of Exhibit 8.1)
 (5)24.1 --Power of attorney from officers and directors
           of the Registrants(Included at II-3)

--------

(1)   Filed herewith.

(2) Incorporated by reference to the corresponding exhibit to Post Effective Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-47533, filed April 15, 1998.

(3) Incorporated by reference to the corresponding exhibit numbers in Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 33-62433, filed November 8, 1995.

(4) Incorporated by reference to the corresponding exhibit in the Company's Registration Statement on Form S-1, Registration No. 333-15285, filed October 31, 1996.

(5) Previously filed in the Company's Registration Statement on Form S-1, Registration Nos. 333-82443 and 333-82443-01, filed July 28, 1999.